UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Zions Bancorporation

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ZIONS BANCORPORATION

One South Main Street, 15th Floor, Salt Lake City, Utah 84133-1109

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On

June 2, 2009

To the Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Zions Bancorporation. The meeting will be held in the Zions Bank Building’s Founders Room, One South Main Street, 18th Floor, on the corner of South Temple and Main Street in Salt Lake City, Utah, on Tuesday, June 2, 2009, at 11:15 a.m. The purpose of the meeting is:

1.	To elect four directors for the terms specified in the attached Proxy Statement (Proposal 1).

2.	To vote on amendments to the Company’s 2005 Stock Option and Incentive Plan, including an increase in the number of shares authorized for issuance under the plan (Proposal 2).

3.	To vote on amendments to the Company’s Articles of Incorporation eliminating the classified structure of the Board and removing the two-thirds voting requirement for changes in board classification (Proposal 3).

4.	To ratify the appointment of the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2009 (Proposal 4).

5.	To approve, on a nonbinding advisory basis, the compensation paid to the Company’s executive officers named in the accompanying proxy statement with respect to the fiscal year ended December 31, 2008 (Proposal 5).

6.	To vote on a shareholder proposal requesting that the compensation of the Company’s senior executives be submitted to nonbinding votes of shareholders (Proposal 6).

The meeting will also be used to transact other business as may properly come before the shareholders. Your proxy is being solicited by the Board of Directors. For the reasons stated in the Proxy Statement, the Board of Directors unanimously recommends that you vote “for” Proposals 1, 2, 3, 4 and 5 and “against” Proposal 6.

We are furnishing our proxy materials to you under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders over the Internet. Accordingly, on or about April 23, 2009, you were sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials over the Internet. This is designed to reduce our printing and mailing costs and the environmental impact of the proxy materials. Our proxy materials are also available on our investor relations Web site www.zionsbancorporation.com/2008annualreport. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

It is important that all shareholders attend or be represented at the meeting. Whether or not you plan to attend the meeting, please promptly submit your proxy by telephone or Internet by following the instructions found on your Notice of Internet Availability of Proxy Materials. As an alternative, you may follow the procedures outlined in your Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Your proxy can be withdrawn by you at any time before it is voted.

The prompt submission of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

If you plan to attend, please note that admission to the meeting will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your stock in the name of a brokerage, bank, trust or other nominee as a custodian (“street name” holders), you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Shareholders, media representatives, analysts and the public are invited to listen to the meeting via a live webcast accessible at www.zionsbancorporation.com.

By order of the Board of Directors

Thomas E. Laursen

Corporate Secretary

Salt Lake City, Utah

April 20, 2009

PROXY STATEMENT

ZIONS BANCORPORATION

One South Main Street, 15 th Floor, Salt Lake City, Utah 84133-1109

ANNUAL MEETING OF SHAREHOLDERS

June 2, 2009

SOLICITATION AND VOTING INFORMATION

Your proxy is solicited by your Board of Directors of Zions Bancorporation (“Zions,” “we,” “our,” “us,” or the “Company”) for use at the annual meeting of our shareholders to be held in the Zions Bank Building’s Founders Room, One South Main Street, 18th Floor, on the corner of South Temple and Main Street in Salt Lake City, Utah, on Tuesday, June 2, 2009, at 11:15 a.m. local time.

Pursuant to the rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide our shareholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about April 23, 2009, we sent a Notice of Internet Availability of Proxy Materials, rather than a printed copy of the proxy materials, to our shareholders of record as of March 31, 2009, the record date for the meeting (the “Record Date”).

Your proxy will be voted as you direct. If no contrary direction is given, your proxy will be voted:

➢	FOR the election of the four directors listed below to three-year terms of office (“Proposal 1”);

➢	FOR approval of amendments to the Company’s 2005 Stock Option and Incentive Plan, including an increase in the number of shares authorized for issuance under the plan (“Proposal 2”);

➢	FOR approval of amendments to the Company’s Restated Articles of Incorporation eliminating the classified structure of the Board and removing the two-thirds voting requirement for changes in Board classification (“Proposal 3”);

➢	FOR ratification of the Company’s independent registered public accounting firm for fiscal 2009 (“Proposal 4”);

➢	FOR approval, on a nonbinding advisory basis, of the compensation paid to the Company’s executive officers named in this proxy statement with respect to the fiscal year ended December 31, 2008 (“Proposal 5”); and

➢	AGAINST a shareholder proposal requesting that the compensation of the Company’s senior executives be submitted to nonbinding votes of shareholders (“Proposal 6”).

You may revoke your proxy at any time before it is voted by giving written notice to the Zions Bancorporation Corporate Secretary, or by submitting a later dated proxy through the mail, Internet or telephone (in which case the later submitted proxy will be recorded and the earlier proxy revoked), or by voting in person at the meeting.

The only shares that may be voted at the annual meeting are the 115,335,668 shares of common stock outstanding at the close of business on the Record Date. Each share is entitled to one vote.

On all matters other than the election of directors and the amendments to the Company’s Restated Articles of Incorporation, the action will be approved if the number of shares validly voted in favor of the action exceeds the number of shares validly voted against the action. Each nominee for director will be elected if he or she receives a plurality of the votes cast; however, if any nominee does not receive the affirmative vote of a majority of the votes validly cast, he or she will be elected to a 90-day term of office. The proposal to amend the Company’s Restated Articles of Incorporation will be approved if at least two-thirds of the Company’s issued and outstanding shares entitled to vote are validly cast in favor of the proposal. In order for any of these matters to be acted on at the meeting, a quorum of our shares must be present or represented by proxy at the meeting. A quorum of our shares is a majority of the shares entitled to vote on the Record Date, or 57,667,835 shares.

If you validly submit a proxy solicited by the Board, the shares represented by the proxy will be voted on the proposals in the manner you specify. If you do not specify the manner in which the shares are to be voted on a proposal, the shares will be counted “for” the proposal in the case of Proposals 1 through 5, and “against” in the case of Proposal 6.

If you submit your proxy but indicate “Abstain” with respect to any proposal, your shares will be counted for purposes of whether a quorum exists. An abstention will have no effect on the outcome of any Proposal other than Proposal 3 and will have the effect of an “against” vote with respect to Proposal 3.

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers, a so-called “broker non-vote,” unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker that holds shares in street name for customers has authority to vote on “routine” items if it has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner.

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so.

NOMINATION AND ELECTION OF DIRECTORS

(Proposal 1)

It is intended that the proxies received will be voted FOR the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Each nominee for a directorship will be elected to a full three-year term if he of she receives more “for” votes than “against” votes. If a nominee fails to receive such a majority of votes, except when there are more candidates for election than the number of directors to be elected, he or she will be elected to a term of office ending on the earlier of 90 days after the day on which we certify election results and the day on which a person is selected by the Board to the office held by such director.

The following persons are nominated for election as directors for the specified term. Until their successors are elected and qualified, they will, together with other directors presently in office, constitute the entire elected Board of Directors:

Three-year Term

R. D. Cash

Patricia Frobes

J. David Heaney

Harris H. Simmons

The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director listed above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

Nominees	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
R. D. Cash(3, 4, 5)	Former Chairman, President and Chief Executive Officer, Questar Corporation, Salt Lake City, Utah; Director, Questar Corporation, Questar Market Resources, Associated Electric and Gas Insurance Services Limited and National Fuel Gas; Former Director of Zions First National Bank, Federal Reserve Bank of San Francisco (Salt Lake City Branch), TODCO, and Energen Corp.	1989	2009	66

Patricia Frobes(1, 3, 4)	Former Group Senior Vice President for Legal Affairs and Risk Management and General Counsel, The Irvine Company, Newport Beach, California.	2003	2009	62

J. David Heaney(2, 4)	Chairman, Heaney Rosenthal Inc., Houston, Texas; Director, Amegy Bank N.A.	2005	2009	60

Harris H. Simmons(1, 6)	Chairman, President and Chief Executive Officer of the Company; Chairman of Zions First National Bank; Director, Questar Corporation, National Life Holding Company and O.C. Tanner Co.	1989	2009	54

DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

Directors	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
Roger B. Porter(1, 3, 5)	IBM Professor of Business and Government, Harvard University, Cambridge, Massachusetts; Director, Extra Space Storage, Packaging Corporation of America, Pactiv Corporation and Tenneco Inc.; Assistant to the President for Domestic and Economic Affairs, The White House, 1989–93.	1993	2010	62

L. E. Simmons(4, 6)	President, SCF Partners (Private Equity Investment Management), Houston, Texas.	1978	2010	62

Steven C. Wheelwright(1, 3, 5)	President, Brigham Young University-Hawaii; Assistant to the President, Brigham Young University-Idaho, 2006–2007; Edsel Bryant Ford Professor of Management Emeritus, Harvard Business School; Baker Foundation Professor, Senior Associate Dean, Harvard Business School, 2003–2006.	2004	2010	65

Jerry C. Atkin(1, 2, 5)	Chairman, President and Chief Executive Officer, SkyWest, Inc., St. George, Utah.	1993	2011	60

Stephen D. Quinn(1, 2, 4)	Former Managing Director and former General Partner, Goldman, Sachs & Co., New York, New York; Director, Group 1 Automotive, Inc.	2002	2011	53

Shelley Thomas Williams(2, 3)	Communications Consultant, Sun Valley, Idaho; Director, The Regence Group; Senior Director of Communications and Public Affairs, Huntsman Cancer Institute, 2000–2004.	1998	2011	57

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Credit Review Committee

(5)	Member of the Nominating and Corporate Governance Committee

(6)	Harris H. Simmons (Chairman, President and Chief Executive Officer of the Company) is the brother of L. E. Simmons (a member of the Board of Directors of the Company).

BOARD OF DIRECTORS; COMMITTEES AND CORPORATE GOVERNANCE

The Board of Directors held ten meetings during the fiscal year ending December 31, 2008. In addition, those directors whom the Board has determined are independent as defined by the rules of the Securities and Exchange Commission (the “SEC”), the listing standards of The Nasdaq Stock Market (“Nasdaq”) and our Corporate Governance Guidelines met regularly in executive session. The chair of the Executive Committee, Roger B. Porter, who is an independent director, served as the presiding director at each such executive session. All directors attended at least 75% of the total number of all Board and applicable committee meetings. All Board members attended last year’s annual shareholders’ meeting. The Board of Directors conducts a periodic self-assessment. Two directors attended a RiskMetrics Group accredited director education program in 2008. All directors are expected to make every effort to attend the six regularly scheduled meetings of the Board, meetings of committees of which they are members, the organizational meeting held in conjunction with the Company’s annual shareholders’ meeting and the Company’s annual shareholders’ meeting.

The Board has determined that a majority of the Company’s directors are independent. Under the Company’s Corporate Governance Guidelines, a director will be considered independent only if he or she: (1) is not, and has not been within the previous three years, an officer or employee of the Company or its subsidiaries; (2) is “independent” under the rules of Nasdaq; and (3) does not have any relationship which, in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Applying these guidelines, the Board has determined all of the Company’s directors to be independent except for Harris H. Simmons, who is the Chief Executive Officer (CEO) of the Company, and L. E. Simmons, who is Harris Simmons’ brother.

The Company has adopted a code of business conduct and ethics, which applies to the Company’s senior financial officers, including its principal executive officer, principal financial officer and controller, as well as to all employees. The Company has also adopted a directors’ code of ethics for members of the Board of Directors. These two codes and the Company’s Corporate Governance Guidelines are posted on the Company’s Web site at www.zionsbancorporation.com and can be accessed by clicking on “Corporate Governance.” In addition, information concerning purchases and sales of our equity securities by our executive officers and directors is available on our Web site.

The Board of Directors has five standing committees: (1) the Executive Committee, (2) the Audit Committee, (3) the Credit Review Committee, (4) the Compensation Committee, and (5) the Nominating and Corporate Governance Committee. Membership in the Board’s five standing committees is indicated above in the listing of directors. Members of committees are appointed by the Board following recommendation by the Company’s Nominating and Corporate Governance Committee and serve at the pleasure of the Board for such term as the Board determines. All committees other than the Executive Committee have written charters. The written charters are posted on the Company’s Web site at www.zionsbancorporation.com and can be accessed by clicking on “Corporate Governance.” Periodically, the Company’s General Counsel reviews all committee charters in light of any changes in exchange listing rules, SEC regulations or other evidence of “best practices.” The results of the review and any recommended changes are discussed with the committees. The full Board then approves the charters, with any revisions it deems appropriate in light of the committees’ recommendations. Minor changes to the Audit Committee Charter were proposed by the Committee in January 2009. Changes to the Compensation Committee Charter were proposed by the Committee in February 2009. These changes included adding to the responsibilities of the Committee the review, together with the Company’s senior risk officers, of the Company’s compensation arrangements with senior executive officers, the review of the Company’s risk management policies and practices and its compensation arrangements with senior executive officers, and making reasonable efforts to ensure that the Company’s compensation arrangements with senior executives do not encourage unnecessary and excessive risks that threaten the value of the Company. The changes to the Compensation Committee Charter also included specifying that the responsibilities of the Compensation Committee include evaluating concerns of shareholders regarding executive compensation and reviewing adherence by the Company’s directors and executive officers with the Company’s Stock Ownership and Retention Guidelines. No changes were recommended with respect to the Credit Review Committee or Nominating and Corporate Governance Committee charters. The Board approved the amended Audit Committee and Compensation Committee charters at its meetings held in January and February 2009. Each of the committees performs a periodic performance review, which compares the performance of the committee with its charter.

The Board appoints one member of each of the committees as the chairman, with the chairmanship to be rotated periodically. The committee calendars, meetings and meeting agendas are set by the chairmen of the respective committees. Frequently, a committee invites the CEO to attend its meetings. Other executives, including the Company’s Vice Chairman and Chief Financial Officer (“CFO”), Chief Investment Officer, Chief Human Resources Officer, General Counsel and Directors of Internal Audit, Credit Administration, Risk Management, Compliance and Credit Examination, are asked to attend various committee meetings (or portions thereof) to provide information relating to their areas of responsibility. Members of management do not attend executive sessions of any of the committees.

Executive Committee

The Executive Committee reviews projects or proposals that require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals when it is not practical to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws of the Company, adopt a plan of merger or recommend to shareholders the sale of all or substantially all of the Company’s assets. The Executive Committee did not meet in 2008. The Chairman of the Executive Committee is an independent director and serves as the “Presiding Director” for purposes of (1) being available to discuss with other directors any concerns they may have about the Company and its performance and relaying those concerns, where appropriate, to the full Board, (2) being available to consult with the CEO regarding the concerns of the directors, (3) being available to be consulted by any of the senior executives of the Company as to any concerns the executive might have, and (4) presiding at executive sessions of the Board.

Audit Committee

The Audit Committee is composed of four directors, and met ten times in 2008. Each of the members is independent as defined by the rules of the SEC, Nasdaq’s listing standards and the Company’s Corporate Governance Guidelines. Information regarding the functions performed by the Audit Committee and its membership is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. A written charter approved by the Board of Directors governs the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. The Board has also determined that Mr. Stephen D. Quinn is qualified as an audit committee financial expert and that he has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and Nasdaq’s listing standards.

Credit Review Committee

The Credit Review Committee is composed of five directors, and met four times in 2008. The Committee monitors the results of internal credit examinations and reviews adherence to policies established by the Board and by management with respect to credit-related issues for all of the Company’s subsidiary banks.

Compensation Committee

The Compensation Committee has five members, and met three times in 2008. The Committee is comprised solely of independent directors as defined by the Company’s Corporate Governance Guidelines. None of the Committee’s members has ever been an officer or employee of the Company nor have any of them had a relationship that would require disclosure under the “Certain Relationships and Related Transactions” caption of any of Zions Bancorporation’s filings with the SEC during the past three fiscal years.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the evaluation and compensation of the Company’s executives and to produce reports and filings, in accordance with the rules and regulations of the SEC, the United States Department of the Treasury (the “Treasury Department”) and other governmental agencies. More specifically, the duties and responsibilities of the Committee are detailed in the Compensation Committee Charter.

According to its charter, the Committee has the authority to select, retain, terminate, and approve the fees of experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority is vested solely in the Committee. The charter also specifies that the Committee may, in its discretion, delegate portions of its duties and responsibilities to a subcommittee of the Committee. Currently, there are no subcommittees in place nor did any subcommittee activity occur during 2008.

Historically, the Committee has retained an independent consulting firm every two to three years to conduct a competitive assessment of the Company’s executive pay levels. Most recently (for 2003, 2005, 2007 and 2009), this analysis has been prepared by Semler Brossy, LLC. The consultant compares the Company’s compensation levels with a peer group of financial institutions with similar lines of business and comparable size and performance as the Company. This consultant has also been asked, periodically, to provide commentary on the design of the Company’s other executive compensation arrangements including the Value Sharing Plans, change in control agreements and employment contracts.

The Committee considers the recommendations of the Company’s CEO with regard to executive officers other than himself, including base salary and bonuses, units of participation in the Company’s Value Sharing Plans, stock option awards and restricted stock grants. The Committee reviews and sets all elements of the CEO’s compensation based on information from its consultant and its own expertise and judgment.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of four directors who met three times in 2008. Each member is independent as defined by the Company’s Corporate Governance Guidelines. The Committee, among other things, develops and recommends corporate governance principles applicable to the Company, including those concerning the size and composition of the Board of Directors, reviews potential candidates for Board of Directors membership and recommends nominees to the Board of Directors.

In identifying and recommending nominees for positions on the Board of Directors, the Committee places primary emphasis on the criteria set forth under “Candidates for Board Membership” in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; (6) the ability and skill set required to chair committees of the Board of Directors; and (7) relevant significant experience in public companies.

The Nominating and Corporate Governance Committee evaluates each nominee based on the nominee’s individual merits, taking into account the needs of Zions and the composition of the Board of Directors. Members of the Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Committee wants to seriously consider and move toward nomination, the matter is discussed with the Board. Thereafter, the Chairman of the Committee enters into a discussion with that nominee. The Committee will consider nominees recommended by shareholders. The policy adopted by the Committee provides that nominees recommended by shareholders are given appropriate consideration in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Committee for election at our 2010 Annual Meeting of Shareholders should follow the process set forth in the Company’s Bylaws described on page 59 under “Shareholder Proposals for 2010 Annual Meeting.”

At its January 2008 meeting, the Committee recommended that the Board:

•

recommend that shareholders approve amendments to the Company’s Restated Articles of Incorporation declassifying directors’ terms of office and removing the two-thirds voting requirement for changes in board classification;

•	approve Officers and Directors Stock Ownership and Retention Guidelines;

•

approve changes to the Company’s Corporate Governance Guidelines specifying factors to be considered in CEO succession planning and encouraging shareholder communications regarding executive compensation.

At that meeting, the Committee also recommended that the Board recommend to shareholders that they vote “AGAINST” a shareholder proposal requesting that the compensation of the Company’s senior executives be submitted to nonbinding shareholder votes.

The Board approved the Committee’s recommendations at its January 2008 meeting. The Company’s Officers and Directors Stock Ownership and Retention Guidelines and amended Corporate Governance Guidelines are available on the Company’s Web site at www.zionsbancorporation.com and can be accessed by clicking on “Corporate Governance.” For further information on the proposal to declassify the Board, see “Amendment to Articles of Incorporation to Eliminate Classification of Terms of Board of Directors” on page 52. For further information on the proposal requesting that the compensation of the Company’s senior executives be submitted to a nonbinding shareholder vote, see “Shareholder Proposal that the Board Adopt a “Say on Pay” Policy” on page 54.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2008 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Zions Bancorporation. During 2008, the Audit Committee met ten times, and discussed with the CEO, CFO, controller, internal auditors and an independent registered public accounting firm, which we refer to as the external auditors, the interim and annual SEC filings that contained financial information, prior to their public release. In discharging its oversight responsibility, the Audit Committee obtained from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors’ independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the external auditors the quality and adequacy of Zions Bancorporation internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the external auditors all communications required by generally accepted auditing standards including, among others, Statement on Auditing Standards No. 61 and, with and without management present, discussed and reviewed the results of the external auditors’ audit of the financial statements and internal control over financial reporting. The Audit Committee followed formal policies and procedures governing the pre-approval of audit and permissible non-audit services to be performed by the Company’s external auditors. The Audit Committee also discussed the results of the internal audit examinations. The Audit Committee’s Charter was reviewed and deemed effective. In addition, the Audit Committee held regular executive sessions and private meetings with members of management, regulators of the Company, internal auditors and external auditors, and performed other actions deemed necessary to discharge the Audit Committee’s responsibilities. The Audit Committee conducts periodic performance self-evaluations for review with the Board of Directors that includes a comparison of the performance of the Audit Committee with the requirements of its Charter.

As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing such financial statements, principles and policies and internal controls and procedures as well as monitoring management’s follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing the effectiveness of internal control over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The Audit Committee reviewed the audited financial statements and the report of management on internal control over financial reporting of Zions Bancorporation as of and for the year ended December 31, 2008, with management, internal auditors and the external auditors. Relying on the reviews and discussions described above the Audit Committee recommended to the Board of Directors that the Zions Bancorporation audited financial statements and management’s assessment of internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Stephen D. Quinn, Chairman

Jerry C. Atkin

J. David Heaney

Shelley Thomas Williams

EXECUTIVE OFFICERS OF THE COMPANY

The following information is furnished with respect to certain of the executive officers of the Company.

Individual	Principal Occupation During Past Five Years(1)	Officer Since		Age
Harris H. Simmons	Chairman, President and Chief Executive Officer of the Company; Chairman of Zions First National Bank; Director, Questar Corporation, National Life Holding Company and O.C. Tanner Co.	1981		54

Bruce K. Alexander	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of Vectra Bank Colorado, N.A.; Director, Federal Reserve Bank of Kansas City (Denver Branch).	2000		56

A. Scott Anderson	Executive Vice President of the Company; President and Chief Executive Officer of Zions First National Bank; Director, Federal Reserve Bank of San Francisco (Salt Lake City Branch).	1997	(2)	62

Doyle L. Arnold	Vice Chairman and Chief Financial Officer of the Company.	2001		60

Nolan Bellon	Senior Vice President and Controller of the Company.	1998	(3)	60

David E. Blackford	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of California Bank & Trust.	2001	(4)	60

Danne L. Buchanan	Executive Vice President of the Company; President and Chief Executive Officer, NetDeposit, LLC.	1995		51

Gerald J. Dent	Executive Vice President of the Company.	1987		67

George M. Feiger	Executive Vice President of the Company; President and Chief Executive Officer of Contango Capital Advisors.	2003		59

Dallas E. Haun	Executive Vice President of the Company; President and Chief Executive Officer of Nevada State Bank; prior to 2007, Executive Vice President, California Commercial and Private Banking Services of City National Bank.	2007		55

W. David Hemingway	Executive Vice President of the Company.	1997	(5)	61

Clark B. Hinckley	Senior Vice President of the Company.	1994		61

John T. Itokazu	Executive Vice President of the Company; Vice Chairman of Zions Management Services Company.	2007	(6)	48

Thomas E. Laursen	Executive Vice President, General Counsel and Secretary of the Company; prior to May 2004, Partner of Holme, Roberts & Owen, LLC.	2004		57

Connie Linardakis	Executive Vice President of the Company; prior to August 2005, Director, Executive Staffing and Talent Management of Raytheon Company.	2005		44

Individual	Principal Occupation During Past Five Years(1)	Officer Since		Age
Keith D. Maio	Executive Vice President of the Company; President and Chief Executive Officer of National Bank of Arizona; prior to January 2005, President and Chief Operating Officer of National Bank of Arizona.	2005	(7)	51

Dean L. Marotta	Executive Vice President of the Company; Senior Vice President and Director of Internal Audit, 2003–2006.	2003		56

Scott J. McLean	Executive Vice President of the Company; President, Amegy Bank N.A.	2006	(8)	52

Paul B. Murphy, Jr.	Executive Vice President of the Company; Chief Executive Officer of Amegy Bank N.A.; prior to December 2005, Director and Chief Executive Officer of Amegy Bancorporation, Inc.	2005	(9)	49

Stanley D. Savage	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of The Commerce Bank of Washington, N.A.; Chairman of The Commerce Bank of Oregon.	2001		63

(1)	Officers are appointed for indefinite terms of office and may be replaced at the discretion of the Board of Directors.

(2)	Officer of Zions First National Bank since 1990.

(3)	Officer of Zions First National Bank since 1987.

(4)	Officer of California Bank & Trust since 1998.

(5)	Officer of Zions First National Bank since 1977.

(6)	Officer of Zions Management Services Company since 1983.

(7)	Officer of National Bank of Arizona since 1992.

(8)	Officer of Amegy Bank N.A. since 2002.

(9)	Officer of Amegy Bank N.A. since 1990.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2008 Compensation

The recent and ongoing financial downturn had a significant negative impact on the Company’s 2008 financial results and on the price of the Company’s Common Stock. Because the Company’s executive compensation programs are designed to align the compensation of executives with the financial performance of the Company and the interests of the Company’s shareholders, these negative factors also impacted the compensation of the Company’s named executive officers for 2008. In particular, incentive compensation of the named executive officers was negatively impacted in the following ways:

•

Annual bonuses decreased substantially. Our Chief Executive Officer, Harris Simmons, received no annual bonus for 2008 or 2007 and our Chief Financial Officer, Doyle Arnold, received no bonus for 2008. The aggregate amount of annual bonuses paid to the five named executive officers decreased to $1,166,000 for 2008 compared to $1,650,000 for 2007 for the named officers of that year and $2,030,000 for 2006 for the named officers of that year.

•

No payouts were made to the named executive officers for the 2006-2008 long-term cash performance plans, known as Value Sharing Plans. This contrasts with payouts under the next most recently completed Value Sharing Plans, whose terms ended in 2005 and paid out an aggregate of $6,500,616 to the named executive officers of 2005.

•

The value of unexercised stock options held by the named executive officers decreased dramatically. As of December 31, 2008, the value of outstanding vested and unvested stock options held by the named executive officers aggregated to $0, compared to aggregate values of $513,948 and $21,078,527 for the named executive officers of 2007 and 2006 as of the end of those years.

The decrease in actual and potential realizable performance-based compensation for the NEOs in 2008 as compared to 2006, as demonstrated in the following table was $28,443,043. NEO compensation for 2006 was selected as the base year of the comparison because the Company had strong financial results in fiscal 2006 and it coincided with payment of Value Sharing Plan awards for the performance periods ending in fiscal 2005.

	2006	2008	Change from 2006 to 2008
Annual Bonuses(1)	$2,030,000	$1,166,000	$(864,000)
Value Sharing Plan Payouts	$6,500,616	$0	$(6,500,616)
In-the-Money Value of Options at Year-End (December 31st)	$21,078,527	$0	$(21,078,527)

Total	$29,609,043	$1,166,000	$(28,443,043)

(1)	The 2008 annual bonus payments made to Messrs. Murphy and McLean were, in part, driven by contractual obligations arising from their employment contracts.

In addition, although the aggregate salaries of the named executive officers increased modestly in 2008, as a result of compensation decisions made early in 2008, the Company took action in to freeze salaries of each of the executive officers in 2009 as a result of the Company’s financial performance.

The Company and the Compensation Committee believe that the compensation paid to its named executive officers for 2008 reflects the intent of the Company’s executive compensation philosophy, which is performance-based and affected by long-term Company financial and stock performance. In 2008, the Company issued preferred stock to the Treasury Department pursuant to the Treasury Department’s Capital Purchase Program. As a participant in the Capital Purchase Program, the Company is subject to the recently enacted Emergency Economic Stabilization Act, or EESA, and American Recovery and Reinvestment Act of 2009, or ARRA, and regulations that have been or may in the future be promulgated under those acts. These laws and regulations contain a number of significant new limitations on executive compensation. Because the regulations under the

ARRA have not yet been issued, the ultimate impact of these limitations on the Company’s executive compensation is uncertain. The Compensation Committee intends to assess the impact these limitations may have on the Company’s executive compensation programs, including the ability of the Company to maintain executive compensation programs strongly weighted with long-term, performance-based compensation elements that align the interests of our executives with those of the Company and its shareholders.

Compensation Philosophy and Objectives

The Compensation Committee, (the “Committee”), of the Board is responsible for establishing, implementing and monitoring adherence with the Company’s compensation philosophy for executive officers. The Committee seeks to establish total compensation for members of the Executive Management Committee, or the EMC, that is fair, reasonable and competitive. The Committee believes that the most effective executive compensation program is one that aligns executives’ interests with those of the shareholders. Specifically, our executive compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive financial services industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	compensate our executives for managing our business to meet our long-range objectives;

•

align the interests of our executive officers and shareholders by rewarding performance above established targets, particularly with regard to earnings growth and return on equity, with the ultimate objective of improving shareholder value; and

•	create fairness among the executive management team by recognizing the contributions each executive makes to our success.

These objectives are furthered by two important design characteristics of our executive compensation arrangements:

•	a large component of an executive’s total potential compensation is performance-based; and

•	a large component of an executive’s realizable performance-based compensation is dependent on long-term financial performance.

We believe that these features incentivize our executives to create long-term shareholder value and discourage unnecessary and excessive risks.

Participation in Capital Purchase Program

On November 14, 2008, the Company issued preferred shares to the Treasury Department pursuant to the Treasury Department’s Capital Purchase Program. In connection with its participation in the Capital Purchase Program, the Company is required under current regulations for the duration of the period that the U.S. Treasury holds any equity or debt position in the Company acquired under the Capital Purchase Program to take the following actions with respect to its executive compensation arrangements relating to its Senior Executive Officers, or SEOs:

•

require that SEO bonus and incentive compensation are subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

•

prohibit any “golden parachute” payments to the SEOs—generally meaning any payment in the nature of compensation to (or for the benefit of) an SEO made in connection with an applicable severance from employment to the extent the aggregate present value of such payments equals or exceeds an amount equal to three times the SEOs “base amount” (generally defined as the five-year average of the executive’s compensation); and

•

agree that it will be subject to Section 162(m)(5) of the Internal Revenue Code, or Code, which reduces the annual tax deduction limit for remuneration paid to the SEOs during any taxable year from $1,000,000 to $500,000 and eliminates the availability of the exception to the deduction limit for performance-based compensation as defined in the Code.

The Company’s SEOs currently consist of the same executive officers as are designated named executive officers for purposes of the Proxy Statement.

In order to comply with these requirements, the Company entered into a written agreement with each of the named executive officers. These agreements have the effect of amending each named executive officer’s compensation, bonus, incentive and other benefit plans, arrangements and agreements, as described in this section, as necessary to comply with the Capital Purchase Program requirements described above for any year in which the Treasury Department holds an equity or debt position in the Company. As a result, all named executive officer compensation arrangements are potentially subject to limitation in accordance with these requirements. These agreements also permit the Company to take any actions necessary to amend the SEOs’ incentive compensation arrangements in the event that the Compensation Committee determines, pursuant to the analysis described below, that any such arrangements encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company.

In addition, in connection with its participation in the Capital Purchase Program, the Compensation Committee is required to meet at least annually with the Company’s Chief Risk Management Officer or other senior risk managers acting in this capacity to discuss and review the relationship between the Company’s risk management policies and practices and its SEO incentive compensation arrangements, identifying and making efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.

In response to this requirement, in January 2009, the Compensation Committee met with the Company’s Chief Risk Management Officer and other officers. The Chief Risk Management Officer, other officers and Compensation Committee completed the required review. Based on the information provided at the meeting, the Compensation Committee determined that the Company’s executive compensation programs do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose.

On February 17, 2009, President Barack Obama signed the ARRA into law. The ARRA includes provisions directing the Secretary of the Treasury Department and the SEC to impose additional limits on compensation of executives of companies that participate in the Capital Purchase Program as long as the Treasury Department owns preferred stock and/or stock purchase warrants of such companies under the Capital Purchase Program. These provisions include, among others:

•	a prohibition on golden parachute payments to any SEO or any of the next five most highly compensated employees of the participating company;

•

a prohibition on paying or accruing any bonus, retention award, or incentive compensation to any SEO and the twenty next most highly compensated employees that fully vests during the period in which any obligation under the Capital Purchase Program remains outstanding or that has a value greater than one-third of the total amount of the annual compensation of the employee receiving the award; and

•	the requirement of annual, nonbinding shareholder vote on the company’s executive compensation programs.

Other provisions of the ARRA require the participating companies to establish a board compensation committee that must meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from the plans; to adopt a company-wide statement regarding “excessive” or “luxury” expenditures; and to annually make written certifications of the company’s CEO and CFO as to the company’s compliance with the requirements.

Because the regulations required under the ARRA have not yet been issued, the ultimate impact of these limitations on the Company’s executive compensation programs is uncertain. The Company and Compensation Committee will take any actions necessary to comply with the regulations once they are issued. As described in more detail below, the Company’s executive compensation program has historically been heavily focused on performance-based elements, including annual and long-term incentive compensation. The Compensation Committee intends to assess the impact these limitations may have on the Company’s executive compensation programs, including the ability of the Company to maintain executive compensation programs strongly weighted with long-term, performance-based compensation elements that align executives’ interests with those of the Company and its shareholders. The Compensation Committee also intends to assess what other actions may be necessary in response to these limitations, including a potential review of 2009 base salaries.

Setting Executive Compensation

To assist management and the Committee in assessing and determining competitive compensation packages, the Committee retained compensation consultants, Semler Brossy, LLC, to analyze executive compensation levels for 2005, 2007 and 2009. Semler Brossy provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the CEO, and when considering the recommendations being made by the Company’s CEO for other members of the EMC. These reviews of the competitive pay market were considered in establishing the compensation levels that became effective January 1, 2005, 2007 and 2009, respectively. In establishing compensation for 2006 and 2008, the Committee relied on the 2005 and 2007 studies, respectively, taking into account modifications warranted by changes in individual executive job responsibilities and job performance, internal equity considerations, and external market conditions.

In making compensation decisions, the Committee compares each element of total compensation against a custom peer group of publicly traded commercial banking companies, which we refer to as the Custom Peer Group. The Custom Peer Group, which is reviewed periodically and updated by the Committee, consists of companies that are reasonably comparable in size and scope of business to the Company and against which the Committee believes the Company competes for talent and for shareholder investment. The companies included in the Custom Peer Group for the 2007 study (the group to which 2008 executive pay levels were compared) were:

• Keycorp	• Marshall & Ilsley Corporation
• PNC Financial Services Group, Inc.	• First Horizon National Corporation
• Regions Financial Corporation	• Commerce Bancorp, Inc.
• North Fork Bancorporation, Inc.	• Huntington Bancshares Incorporated
• M&T Bank Corporation	• TD Banknorth, Inc.
• Comerica Incorporated	• Synovus Financial Corp.
• AmSouth Bancorporation	• Compass Bancshares, Inc.
• UnionBanCal Corporation

This group of peer banking companies was formed by considering all banks with total assets within a proximate range, both smaller and larger than the Company’s total assets, and with a commercial banking focus. Thrifts and mortgage finance companies were excluded from the group.

To attract and retain executives with the ability and experience necessary to lead the Company and deliver strong performance to the shareholders, the Company provides a competitive total compensation package. Since the Company competes nationally for executive talent, the Committee believes it is appropriate to generally target base salaries and annual bonuses, or annual cash compensation, to the market median (50th percentile) of annual cash compensation paid to similarly situated executives of companies comprising the Custom Peer Group (or other relevant benchmarks). In accordance with the Company’s pay-for-performance objectives, the Committee also believes it is appropriate to pay long-term incentive values that are above the market median for performance that exceeds the median of the Custom Peer Group.

Consistent with the pay-for-performance objectives of the Company’s executive compensation philosophy, a significant percentage of each executive’s total compensation is allocated to performance-based pay. Currently these performance-oriented pay programs include: annual bonuses, stock option awards, and units in the Company’s long-term cash performance plans, known as Value Sharing Plans, or VSPs. The Committee has not established a policy or target for the allocation between either cash and noncash or short-term and long-term compensation. Rather, the Committee reviews and considers information provided by its independent compensation consultant to determine the appropriate level and mix of performance-based pay.

Actual total compensation may vary as dictated by Company, subsidiary, division or individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, or similar considerations. These considerations can have a substantial impact on the total compensation, or elements of compensation, paid to particular executive officers or in particular years. For example, the compensation paid to two of the individuals named in the Summary Compensation Table below was largely dictated by the terms of employment contracts entered into in connection with the Company’s acquisition of Amegy Bancorporation, Inc. in 2005, and bonuses paid to each of the individuals named in the Summary Compensation Table were reduced or, in two cases, eliminated because of the Company’s financial performance in 2008.

Components of Executive Compensation

Compensation for each of the persons named in the Summary Compensation Table as well as other senior executives is comprised of the elements detailed below:

•	Base Salary

•	Annual Bonus

•	Long-Term Incentive Compensation

•	Value Sharing Plans

•	Stock Options

•	Restricted Stock

•	Health and Welfare Benefits

•	Retirement Benefits

•	Deferred Compensation Plan

•	401(k) Payshelter and Employee Stock Ownership Plan

•	Excess Benefit Plan

•	Cash Balance Plan

•	Supplemental Executive Retirement Plan

•	Perquisites and Other Personal Benefits.

The Company uses all elements of the executive compensation program to attract, retain, motivate and reward executives. By tying a substantial portion of each executive’s compensation to the Company’s long-term financial performance and stock appreciation, the Company’s long-term incentive compensation component aligns the interests of executive officers with those of shareholders, rewards performance above established targets and encourages executive officers to manage the Company’s business to meet its long-range objectives.

Base Salary

The Company provides its CEO, Chief Financial Officer and three other most highly compensated executive officers, referred to as the Named Executive Officers, or NEOs, as well as other employees, with a base salary to compensate them for services rendered during the fiscal year. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. In determining base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities, individual job performance, market conditions, competitive salary levels and practices at companies in the Custom Peer Group, as well as pay relative to other officers of the Company.

The 2007 executive pay study prepared by Semler Brossy concluded that the base salary for the Company’s CEO was below the 25th percentile of the market base salary level of CEOs in the Custom Peer Group. Base salary for the other NEOs, as a group, was slightly below the median for similarly situated executive officers in the Custom Peer Group. As a result of this study, the Compensation Committee decided to make adjustments to executive base salaries for 2008.

2008 Salary Determination: In March 2008, the Compensation Committee increased Mr. Simmons’ base salary roughly 3% to $875,000. Mr. Simmons’ new base salary remains below the 25th percentile of the market base salary level paid to CEOs in the Custom Peer Group. The positioning of Mr. Simmons’ base salary reflects the Compensation Committee’s view that most of the CEO’s pay will be delivered to him through performance-based compensation programs.

On average, the Compensation Committee awarded a 3.7% increase in base salary to the remaining NEOs for 2008. These increases, ranging from 3.6% to 4.2%, were in line with the industry average of 4.0% and were reflective of each NEO’s strong individual job performance as well as the financial results of their respective companies in 2007.

After the implementation of all base salary modifications for the NEOs in 2008, their base salaries were, in aggregate, 5% above the market median of total base salaries for similarly situated executives in the Custom Peer Group.

2009 Salary Determination: The Committee made base salary recommendations for 2009 for the NEOs in March 2009. The Committee determined that due to the weak performance of the banking industry and of the Company relative to prior years it would not increase base salaries for any of the NEOs. However, as previously discussed, since the regulations required under the ARRA have not yet been issued, the ultimate impact of the related limitations on the Company’s executive compensation programs is uncertain. As a result, the Compensation Committee could review its 2009 base salary decisions in order to ensure that the executive compensation programs will continue to allow the Company to attract and retain key executives.

Annual Bonus

Consistent with the Company’s emphasis on pay-for-performance, NEOs and other officers of the Company are eligible for an annual bonus. The Committee approves bonus awards for EMC members, including NEOs, based on a subjective evaluation of a variety of factors, including, but not limited to, the following:

•	compensation paid to senior managers with similar qualifications, experience and responsibilities at other institutions;

•	individual job performance;

•	local market conditions;

•	internal equity considerations;

•	acquisition-related rights;

•	recommendations of the Company’s CEO (for other NEOs); and

•	the Committee’s perception of the overall financial performance (particularly operating results) of the Company and its operating units.

The Committee also determines annual bonus awards for the remaining members of the EMC (members other than the NEOs). The Committee makes these award decisions in the same manner. Semler Brossy concluded in its 2007 review of the Company’s executive pay levels that bonus targets and actual annual cash compensation (defined as base salary plus actual annual bonuses) were, on average, below the market median for similarly situated executives at the Custom Peer Group companies. The independent consultant also noted that the 60% target bonus percentage and annual total cash compensation for the Company’s CEO were substantially below the market median. Based on these external market considerations, the Committee raised the annual bonus target for Mr. Simmons to 100% of his base salary in March 2007. In addition, the Committee increased the annual bonus targets for the Vice Chairman and the CEOs of Zions’ largest affiliate banks to either 80% or 100% of their base salaries. Generally, the target bonus percentages for the remaining members of the EMC (members other than the NEOs) are positioned at either 50% or 60% of the executive officer’s base salary.

In March 2009, the Company’s CEO made recommendations to the Committee with respect to annual bonuses for fiscal year 2008 for each of the NEOs, as well as for other executive officers of the Company. While these annual bonus awards are not formula-driven, primary factors taken into consideration in making these recommendations included achievement of financial goals in each of the NEOs’ operating units; observations with respect to each NEO’s individual performance and contributions to the performance of the management team in general; internal equity considerations; and, in the cases of Messrs. Murphy and McLean, contractual obligations arising from their employment agreements.

Mr. Simmons declined to be considered for an annual bonus and did not recommend an annual bonus for Mr. Arnold for the 2008 performance year due to the Company’s losses and the deterioration in the Company’s share price during the latter half of 2008. Mr. Simmons recommended bonuses, albeit lower than the prior year, for Messrs. Anderson, Murphy, and McLean because of their individual performance and the financial performance of their respective business segments. Specifically, Amegy Bank generated the largest profit in its history and had strong loan and deposit growth and low net charge-off results. As a result, Messrs. Murphy and McLean were awarded annual bonuses that were 7% and 8% lower than their bonuses for the prior year. Zions First National Bank, experiencing a 12.4% decrease in net operating income, remained solidly profitable in an exceptionally challenging credit environment. Accordingly, Mr. Anderson was awarded a bonus that was approximately 27% less than the bonus he received in the prior year.

The Compensation Committee approved Mr. Simmons’ request not to receive a bonus and his bonus recommendations for the EMC members (including the NEOs). The Committee noted that the recommendations for the EMC (including the NEOs) were, in aggregate, 36% below the bonus payouts for the prior year.

Long-Term Incentive Compensation

The Committee approves awards of long-term incentives to executive officers, including the NEOs, as part of the Company’s total compensation package. These awards are consistent with the Company’s pay-for-performance principles and align the interests of the executive officers with the interests of the shareholders. Currently, the Company’s long-term incentive compensation consists of grants of units in Value Sharing Plans established under the Company’s Long-Term Executive Incentive Compensation Plan, which was last approved by shareholders in May 2006, as well as equity compensation. Equity compensation for executive officers of the Company is predominantly in the form of options to acquire Zions Bancorporation common stock. Although information shown in the Grant Based Awards Table of this Proxy Statement shows the value of the stock options at their grant date fair market value, as required by SEC rules, the realized value of the stock options and, accordingly, any related compensation benefit to the executive will depend upon the actual performance of the Company’s common stock. The Company’s equity incentive plans allow for other forms of equity compensation, including restricted stock and performance shares. Generally, management and the Compensation Committee believe that in keeping with the Company’s pay-for-performance objective, stock options are the most appropriate vehicle of equity compensation for the executive officers. However, periodically or as business conditions merit, restricted stock and/or performance shares may be granted to executives in order to fulfill the Company’s business and human capital objectives.

According to Semler Brossy’s 2005 review of the Company’s long-term incentive awards, which was reviewed by the Compensation Committee in the determination of the size of the Company’s 2006 long-term cash awards, long-term incentive awards have been established that the Company expects to result in long-term incentive compensation ranging from the median to 75th percentile of the market for similarly situated executives at the Custom Peer Group companies. The most recent compensation study prepared by Semler Brossy in 2007, however, concluded that long-term incentive compensation for the Company’s CEO was below the 25th percentile of the market. According to the study, long-term awards for the other EMC members, on average, were more in line with median to 75th percentile awards.

Value Sharing Plans

The Company’s long-term cash incentive programs, referred to as Value Sharing Plans, encourage participants to focus on long-term financial results for the entities they manage, and provide an opportunity for executive officers and certain designated key employees to share directly in improvements in shareholder value (above predetermined minimum performance thresholds) over multiyear periods. These plans are also a key retention tool because payouts in excess of an executive’s base salary are deferred for one year and are dependent on continued employment.

In 2006, the Compensation Committee established Value Sharing Plans consisting of a corporate level and six subsidiary level plans, covering the years 2006 through 2008. The Compensation Committee also approved units of participation in the 2006–2008 Value Sharing Plans. On March 1, 2007 the Committee approved an additional Value Sharing Plan for officers of Amegy Bank N.A., or Amegy Bank, covering the years 2007 and 2008, as well as units of participation in this plan. Unit awards to executives and other officers in the Value Sharing Plans are granted on a discretionary basis, reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is based on an evaluation of individual performance, the individual’s contribution to Company performance, and the scope of individual responsibilities. Award sizes are also considered in view of competitive market levels of compensation for similarly situated executives in the Custom Peer Group. The value of each unit ultimately is determined by the size of the award fund (which is determined based on Company or operating unit performance as described below) divided by the total number of units in that fund.

The Committee reviewed and approved the design of the 2006–2008 Value Sharing Plans and the 2007–2008 Value Sharing Plan for Amegy Bank, the basis on which the award funds will be calculated, and the maximum amount of each award fund. Subject to achieving threshold performance levels, a base award fund is created under each of these plans, equal to a fraction of the incremental adjusted earnings during the plan period. This base award amount is adjusted by a multiplier determined by the average annual adjusted return on average incremental equity employed, or ROE, for the Company (or subsidiary bank) over the plan period.

The design of the 2006–2008 Value Sharing Plans and the 2007–2008 Value Sharing Plan for Amegy Bank is similar to the design of its predecessor plans, including the 2003–2005 Value Sharing Plans. In general, there is no payout under a Value Sharing Plan unless earnings growth is at least 5% compounded over the plan period and unless the ROE based on incremental capital employed is at least 11% over the life of the plan. To achieve target long-term compensation values, the plans generally require each entity to achieve 11% earnings growth compounded over the plan period and ROE of 14% on incremental capital employed. All of the plans are capped and have a maximum payout value of $4.25 per unit (the maximum payout is achievable through varying combinations of earnings growth and incremental ROE).

The intent of these plans is to fairly reward participants for increasing shareholder value. The Committee in its sole discretion may make adjustments under the Value Sharing Plans for equitable or other reasons and has used this discretion in the past to address unplanned, unusual or nonrecurring items. For example, the Committee can and has made adjustments to previous Value Sharing Plans to reflect the impact of acquisitions that have been approved by the Board of Directors. When adjustments have been made, they have applied equally to all participants in the affected Value Sharing Plan.

Each of the Company’s executive officers participated in one or more three-year Value Sharing Plans, as outlined above. In the case of executive officers employed by one of the Company’s banking subsidiaries, the practice has been to award half of a participant’s units in the “bank-level” Value Sharing Plan, and half of the participant’s units in the corporate-level, or Zions Bancorporation Value Sharing Plan. The Amegy Bank merger was consummated in December 2005, and resulted in a variety of adjustments to Amegy Bank’s operations and financial statements. Accordingly, we created a two-year Amegy Bank Value Sharing Plan, using 2006 as the “base” year against which to measure earnings growth and incremental return on equity performance over the 2007–2008 period. In March 2007, the Committee granted units in the Amegy Bank Value Sharing Plan and Zions Bancorporation Value Sharing Plan to Messrs. Murphy and McLean, which were apportioned to create target award values (based on achieving 11% earnings growth and 14% return on incremental equity employed during the two-year award period) commensurate with target awards granted to their peers participating in the Company’s three-year 2006–2008 Value Sharing Plans.

All of the Company’s Value Sharing Plans, including the two-year 2007–2008 Amegy Bank Value Sharing Plan, had performance periods which concluded on December 31, 2008. None of the Company’s Value Sharing Plans in which the Company’s NEOs held units of participation achieved threshold levels of earnings growth or incremental return on equity over their respective performance periods. As a result, none of the NEOs received payouts from the Company’s Value Sharing Plans for the most recent performance period.

Under normal circumstances, the Compensation Committee would have approved the design and granted new units of participation in a new set of Value Sharing Plans covering the next two to three year period of Company performance. However, the Compensation Committee’s ability to use performance-based programs, like the Company’s Value Sharing Plans, may be severely limited under the ARRA regulations. Since the regulations required under the ARRA have not yet been issued, the ultimate impact of the related limitations on the Company’s executive compensation programs is uncertain. As a result, the Compensation Committee has yet to approve new Value Sharing Plan designs and units of participation in such plans. After the new regulations are released, it is the Compensation Committee’s intent to design executive compensation programs that comply with the new regulations and enable the Company to continue to fulfill its business and human capital objectives.

Equity-Based Awards

The Company periodically grants stock options to executives, usually on the date of its annual shareholders’ meeting, most recently in April 2008. Stock option grants are designed to assist the Company to:

•	enhance the focus of executives on the creation of long-term shareholder value as reflected in the Company’s stock price performance;

•	provide an opportunity for increased ownership by executives; and

•	maintain competitive levels of total compensation.

Such grants are discretionary by the Compensation Committee, reflecting the position of each executive officer in the Company and that person’s proportionate responsibility for overall corporate performance. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual’s responsibilities. Information regarding the quantity and terms of stock options and other equity awards granted by other financial institutions was provided by the Compensation Committee’s independent consultant with respect to the Custom Peer Group.

The Company’s practice has been to grant incentive stock options up to the maximum amounts available under Section 422 of the Internal Revenue Code and, if needed, additional nonqualified stock options to reach the targeted long-term incentive value for each executive.

Option exercise prices are set at the closing price of the Company’s common stock on the date of grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company’s common stock on the grant date, nor has it granted options that are priced on a date other than the grant date.

The Compensation Committee changed its policy for granting equity awards in 2006. Prior to that year, the practice had been for every grant of stock options or restricted shares to new hires, on the occasion of promotions, or other unusual circumstances, to be brought to the Board for approval. The Committee resolved in January 2006 to grant the CEO the authority to grant options and restricted stock up to a predetermined limit with subsequent reporting to the Committee. No grants may be made to EMC members, including NEOs, without prior approval from the Committee.

The Company’s NEOs received equity-based grants on April 24, 2008. The grants are one of two components of long-term incentive compensation, the other being participation in one or more of the Company’s Value Sharing Plans. For purposes of “benchmarking” the Company’s total long-term incentive compensation against peer companies, the Black-Scholes valuation model is used to determine the value of stock options, while the market price on the date of grant is used for restricted shares. Options granted are Incentive Stock Options to the extent allowed by law. In determining the number of options to be granted, the Committee generally attempts to provide total long-term incentive compensation that ranges from the median to the 75th percentile of peer company long-term incentive compensation, provided that the Company’s financial performance over longer periods of time, as measured by levels of return on equity and changes in net income and the value of the Company’s common shares, exceeds peer company results. Stock options and restricted share grants are considered together with Value Sharing Plan unit grants in meeting this goal.

2008 Equity Retention Grants: In addition to the annual grants made in April 2008, additional stock option grants were made to selected officers, including Messrs. Arnold, Murphy, McLean and Anderson, on August 15, 2008. These option grants were made primarily for retention purposes, but also with the understanding of their large holdings of underwater stock options. Vesting, change in control, and other conditions of the grants were made in accordance with the terms of the Company’s standard stock option grants. Performance Shares were also granted in August to Messrs. Murphy and McLean, in consideration of the fact that their employment agreements were due to expire in December 2008, the very strong performance of the Amegy Bank over the past two-and-a-half years and the very competitive local market for talent. The Committee deemed it desirable to make every effort to keep the management team at Amegy Bank in place. The vesting on the performance share grants is subject to the attainment of net income growth at Amegy Bank of at least 5% compounded annually for each of the years 2009–2012. The calculation is based on a 2008 net income figure, which at the date of grant was estimated at $107.9 million, and is subject to the same kinds of adjustments (e.g. for items the Committee deems to be “extraordinary” and pro forma adjustments to reflect a stable level of capital) as are used in the Value Sharing Plan. Should Amegy fail to increase earnings in any of the four years 2009–2012 by the amount of 5%, compounded annually, vesting will be deferred until the following year, at which time such shares can vest if the cumulative earnings test is met. These grants also include non-solicitation provisions with respect to customers and employees for a period of six months following the earlier of February 1, 2013, or the termination of employment.

Health and Welfare Benefits

Each of the NEOs may participate in the Company’s health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, on the same terms and in the same amounts as are available to the full-time employees of the Company.

Retirement Benefits

The Company believes that providing competitive retirement security programs is an important factor in attracting and retaining highly qualified employees and executives. In accordance with this objective, the Company has continually reviewed and updated the design and structure of its retirement programs to maintain market competitiveness. All employees who are at least 21 years of age are eligible to participate in the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan. Eligibility and participation in the Deferred Compensation Plan, Excess Benefit Program, Cash Balance Plan and Supplemental Executive Retirement Plan, each described below, are limited to highly compensated employees or “grandfathered” employees.

401(k) Payshelter and Employee Stock Ownership Plan

The 401(k) Payshelter and Employee Stock Ownership Plan is a defined contribution plan qualified under provisions of Section 401 of the Internal Revenue Code. The plan is a combination of a 401(k) plan and an employee stock ownership plan. The plan permits participants to contribute between 1% and 80% of their earnings on a tax-deferred basis, up to a maximum of $15,500 ($20,500 for participants age 50 and above) in 2008. Vesting of employee contributions occurs upon contribution. The Company provides a matching contribution of up to 4% of compensation in the form of Company common stock. The Company’s contributions are determined by reference to the employee’s contributions and are not discretionary. Participants may diversify their Company matching contribution into any of the plan’s array of mutual funds at any time.

Effective January 1, 2003, the Company replaced its cash balance defined benefit retirement plan with a profit sharing plan in which contributions are based upon the Company’s performance according to a discretionary formula approved annually by the Board of Directors. In recent years, the formula has been based upon the achievement of varying levels of Return on Average Shareholder’s Common Equity. In view of the Company’s disappointing financial results in 2008, the Company did not make a profit sharing plan contribution to employees. Company profit sharing contributions are invested in the Company’s common stock. Participants may diversify the Company’s profit sharing contribution into any of the plan’s array of mutual funds after three years of service. Prior to January 1, 2007, vesting of the Company contributions was based on a five-year “cliff vesting” schedule. On January 1, 2007, vesting was changed to an incremental vesting schedule over five years. The maximum profit sharing contribution permitted under the plan is limited by Sections 415 and 401(a)(17) of the Internal Revenue Code. Under current regulations, compensation for the purpose of determining benefits in 2008 cannot exceed $230,000.

For selected executives, including Messrs. Simmons, Arnold and Anderson, profit sharing contributions that cannot be provided due to the compensation limitation are restored in the Company’s excess benefit plan (the “Excess Benefit Plan”) described below.

Deferred Compensation Plan

The Deferred Compensation Plan was established on January 1, 2001, and was restated effective January 1, 2004, to allow highly compensated employees (currently earning over $130,000 annually) to defer up to 50% of their base salary and up to 100% of their bonus and incentive compensation.

Under this plan, the Company has established a wide array of investment options that are maintained for the purposes of determining the amount of investment earnings to be credited to participants’ accounts. Participants must select the investment options for their contributions at the time of enrollment but can change their investment elections at any time. Individual accounts are credited with the earnings of the reference investment options they select, net of any investment or management fees.

Generally, participants can elect the time and manner of distribution of their vested account balance. The manner may be in the form of a lump-sum cash payment, or payments in substantially equal monthly amounts over a period of five, ten, fifteen or twenty years. The time may be date-specific or upon attainment of a specified age. Participants may also elect to receive their distribution upon separation from service and attainment of a specified age.

Assets under this Plan are set aside in a rabbi trust that can only be used for the payment of benefits under the Plan. However, in the event of bankruptcy or insolvency of Zions Bancorporation, the assets would be subject to the claims of general creditors and participant claims would be considered along with the claims of other general creditors.

Excess Benefit Plan

On January 1, 2004, the Company segregated the employer-contributed executive management restoration benefit from the Deferred Compensation Plan and established the Excess Benefit Plan. Prior to this date, all restoration and excess benefit contributions were made to the Deferred Compensation Plan. The Excess Benefit Plan consists solely of employer contributions that restore benefits that are limited by tax-qualified plan limitations, and since January 1, 2004, all restoration benefits have been deposited into the Excess Benefit Plan.

Cash Balance Plan

Benefit accruals under the Company’s cash balance defined benefit retirement plan were frozen as of December 31, 2002. A group of certain eligible (grandfathered) employees continue to accrue earnings and interest credits to their cash balance accounts in the plan. Those grandfathered were over age 55 at the time the plan was frozen. Scott Anderson is the only NEO that is a grandfathered employee in this Plan. All other participants accrue interest credits only.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan, or SERP, is an unfunded, nonqualified plan established January 1, 1994, to restore benefits lost by certain highly compensated employees of the Company. The Board of Directors determined the participants in the SERP primarily from among those employees of the Company who were members of the Executive Management Committee. Effective December 31, 2002, benefit accrual under the SERP was frozen in conjunction with the freezing of the cash balance defined benefit retirement plan. The NEOs participating in these plans accrued only interest credits in 2003 and subsequent plan years.

Perquisites and Other Personal Benefits

The Company provides NEOs as well as other executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation objective to better enable the Company to attract and retain superior employees for key positions. The Company and the Committee believe that perquisites and other personal benefits generally should be modest and should have a demonstrative and significant benefit to the advancement of the Company’s business or to the efficiency of its executives in the performance of their jobs.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 annually that is paid to certain individuals, unless that compensation is paid pursuant to a performance-based compensation plan. As described above, in connection with its participation in the Capital Purchase Program, the Company has agreed to be subject to Section 162(m)(5) of the Code. This section reduces the annual Section 162(m) tax deduction limit for remuneration paid to the SEOs during any taxable year from $1,000,000 to $500,000 and eliminates the availability of the exception to the deduction limit for performance-based compensation.

Generally, the Committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the discretionary nature of the Company’s cash incentive awards may result in an amount of compensation not being deductible under Section 162(m) of the Code. Management and the Committee believe that there may be circumstances in which the provision of compensation that is not fully deductible but provides a stronger alignment of awards with performance achieved through a discretionary process warrants the lost deduction. The Committee believes that the compensation awarded to the Company’s named executive officers with respect to the 2008 performance year would have been deductible under Section 162(m), but notes that due to the Company’s participation in the TARP Capital Purchase Program a portion of the compensation attributable to 2008 services of the executive officers who are SEOs will be nondeductible under Section 162(m) of the Code.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet its requirements. The Compensation Committee has structured the elements of the Company’s compensation program to comply with the distribution, timing and other requirements of Section 409A. These actions are intended to prevent certain elements of executive compensation to result in substantial tax liability for the named executive officers pursuant to Section 409A. However, because of the uncertainties associated with the application and interpretation of Section 409A and the guidance issued thereunder, there can be no assurance that every element of the company’s compensation program does, in fact, comply with such requirements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided under the heading “Deferred Compensation Plan.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R). FAS 123R governs the accounting for employee stock options. The valuation practice of most companies is to use modifications of standard option pricing models. However, these models were not designed to estimate the value of employee stock options and may not accurately reflect their actual value. The pronouncement favors the use of a market price for valuation of employee stock options. Paragraph 22 reads, in part, “The fair value of an equity share option or similar instrument shall be measured based on the observable market price of an option with the same or similar terms and conditions, if one is available.”

ESOARS™ (Employee Stock Option Appreciation Rights Securities) provide a market-based alternative to employee stock option valuation for FAS 123R. ESOARS are tracking instruments that measure the cost of the underlying option grant by making payments to holders when employees exercise their options. A fair market value of ESOARS, and consequently the option grant, is determined in a competitive online auction. The SEC staff has reviewed our ESOARS instrument and concurs that it can be used for employee stock option grant valuation.

From April 24 to 25, 2008, the Company successfully conducted an auction of its ESOARS. As allowed by FAS No. 123R, Share-Based Payment, the Company used the results of that auction to value its employee stock options issued on April 24. The value established was $5.73 per option, which the Company estimates is approximately 24% below its Black-Scholes model valuation on that date. The Company recorded the related estimated future settlement obligation of ESOARS as a liability in the balance sheet.

For stock option grants made at times other than the date of the annual shareholder’s meeting (i.e., off-cycle grants), the Company uses the Black-Scholes option valuation method to determine the accounting expense. This methodology is also acceptable for FAS 123R reporting purposes.

Employment Contracts

Generally, the Company does not enter into employment contracts with its NEOs or with other officers of the Company. Prior to 2005, only one member of the Executive Management Committee, George Feiger, had a contractual employment relationship with the Company. This was specially negotiated with Mr. Feiger in connection with his recruitment and his responsibility for building a wealth management business (Contango Capital Advisors). Following the acquisition of Amegy Bancorporation in 2005, the Company signed Paul Murphy, Jr., Scott McLean and certain other members of Amegy Bank’s senior management to employment contracts. These agreements were specially negotiated in conjunction with the acquisition of Amegy Bancorporation in order to retain the executives and enhance the value of the Company’s investment in the Amegy Bank franchise. Finally, in 2007, an employment agreement was negotiated with Dallas Haun in connection with his recruitment to be the president and CEO of Nevada State Bank, a Zions Bancorporation affiliate.

Employment Agreements with Messrs. Murphy and McLean

Zions Bancorporation entered into employment agreements with Paul Murphy, Jr. and Scott McLean in December 2005. The agreements had a three-year term and provided for a minimum base salary and target annual bonus. The agreements provided that base salaries for Messrs. Murphy and McLean should not be less than $475,000 and $400,000, respectively. In addition, Mr. Murphy’s future annual bonus targets for 2007 and 2008 could not be less than 100% of his base salary and the actual annual bonus amounts could not be less than 50% of the updated annual base salary. Similarly, Mr. McLean’s future annual bonus targets for 2007 and 2008 could not be less than 75% of his base salary and the actual annual bonus amounts could not be less than 37.5% of his updated annual base salary. In connection with the termination of each executive’s prior change in control agreements with Amegy Bancorporation, Zions agreed to pay one-half of each executive’s potential Amegy change in control severance payment within ten days of the completion of the merger and, subject to continued compliance by Messrs. Murphy and McLean with certain noncompetition and nonsolicitation covenants, the remaining half of such potential change in control severance payment (plus a 25% enhancement) in three equal retention payments on the first, second and third anniversaries of the completion of the merger. Accordingly, in December 2008, on the third anniversary of the merger, Messrs. Murphy and McLean received the third of three installments of $484,375 and $406,250, respectively. The contracts also stated that each executive would receive annual Zions equity awards with a target level equal to 70% of their base salary and that the actual equity grants would not be less than 52.5% of their base salary. In accordance with the terms of these agreements, Messrs. Murphy and McLean were granted 24,000 and 20,000 Zions Bancorporation stock options, respectively, on the date the merger was completed. The agreements also provided that, upon termination of employment by Amegy Bank “without cause” or by the executive for “good reason,” as those terms are defined in the agreements, such executive would receive:

•	a prorated current year annual bonus;

•	severance equal to three times the sum of base salary plus highest annual bonus earned in the three prior years;

•	36 months of continued benefits; and

•	immediate vesting of all equity awards.

Each executive was also subject to certain noncompetition and nonsolicitation covenants while employed and for a period of 12 months following termination of employment for any reason.

In the event that any payments or benefits to these executives become subject to the “excess parachute payment” excise taxes required under Section 280(g) of the Internal Revenue Code, and the aggregate present value of the payments or benefits is equal to or greater than 115% of the amount that would cause the executive to be subject to such excise taxes, the employment agreements provided that such executive would be entitled to receive a gross-up payment that would place him in the same financial position in which he would have been in the absence of the imposition of such excise taxes. However, if any payments or benefits to any of the executives became subject to excise taxes, and the aggregate present value of the payments or benefits was less than 115% of the amount that would cause the executive to be subject to such excise taxes, then such payments would be cut back to the extent necessary to avoid the excise tax.

Change in Control Arrangements

The Company is party to change in control agreements with certain senior executives selected by the Board of Directors and maintains a special severance plan for the benefit of certain other officers, to foster the continuous employment of senior and midlevel executives and management and to reinforce and encourage their continued attention and dedication to their duties without the distraction from the possibility of a change in control of the Company.

For purposes of the change in control agreements and the special severance plan, unless certain members of the Board of Directors determine that a change in control has not occurred, a change in control will be deemed to have occurred if

(1)	any person, other than the Company or any employee benefit plan of the Company, acquires beneficial ownership of more than 20% of the combined voting power of the Company’s then outstanding securities;

(2)	the majority of the Board of Directors changes within any two consecutive years, unless certain conditions of Board approval are met;

(3)	a merger or consolidation of the Company is consummated in which the prior owners of Zions Bancorporation common stock no longer control 50% or more of the combined voting power of the surviving entity;

(4)	the shareholders of the Company approve a plan of complete liquidation of the Company; or

(5)	an agreement providing for the sale or disposition by the Company of all or substantially all of the Company’s assets is consummated.

Change in Control Agreements

The Company has entered into change in control agreements with certain senior executives selected by the Board of Directors designed to ensure their continued services in the event of a change in control. All of the NEOs are included in this group. The Company entered into these agreements because the financial services industry has been consolidating and the Company wants to minimize distractions to its executives caused by a rumored or actual change in control. Further, if a change in control should occur, the Company wants its executives to be focused on the business of the organization and the interests of shareholders. In addition, the Company believes it is important that its executives be able to react neutrally to a potential change in control and not be influenced by personal financial concerns. The Company believes its change in control agreements assist it in retaining executive talent and realizing the aforementioned objectives.

The change in control agreements provide that if, within the two-year period immediately following a change in control, an executive’s employment is terminated other than for cause or the executive terminates his or her employment for “good reason” (generally, an unfavorable change in employment status, compensation or benefits, or a required relocation), then the executive generally will be entitled to receive:

(1)	a lump sum severance payment equal to three times the sum of annual base salary plus the greater of the targeted annual bonus then in effect or the average of the executive’s annual bonuses for each of the three years immediately prior to the change in control;

(2)	full base salary through the date of termination, any unpaid annual bonus and the targeted annual bonus prorated through the date of termination;

(3)	continuation of medical and dental health benefits for three years;

(4)	outplacement services for two years at an aggregate cost to the Company not to exceed 25% of the annual base salary; and

(5)	full vesting in accrued benefits under the Company’s pension, profit sharing, deferred compensation or supplemental plans.

If any payment or distribution to or for the benefit of the executive would be subject to an excise payment required by Section 280(g) of the Internal Revenue Code, the total payment or distribution will be reduced to such extent required to not trigger the excise tax. The executive will determine which payments or benefits to reduce.

Immediately prior to a change in control, all outstanding options granted to the executive under the Company’s stock option plans, incentive plans or other similar plans will become fully vested and exercisable and the restricted period with respect to any restricted stock or any other equity award will lapse. Additionally, executives will be entitled to pro rata payment of benefits available under the Value Sharing Plans.

Commencing on the date of termination of his or her employment, the executive may not disclose any confidential information and, for one year following such date of termination, may not solicit or attempt to solicit away from the Company any of its officers or employees.

The Company believes that change in control agreements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, these change in control agreements require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason,” which is often referred to as a “double-trigger.” The double-trigger ensures that the Company will become obligated to make payments under the change in control agreements only if the executive is actually or constructively discharged as a result of the change in control.

Special Severance Plan

A special severance plan covers certain midlevel executives and senior management selected by the Board of Directors. There are two levels of benefits available under the special severance plan. The special severance plan provides severance benefits that are generally the same as those provided under the change in control agreements, except that the salary and bonus multiplier is two for the Tier 2 plan and one for the Tier 3 plan and the period of continued medical and dental health benefits and outplacement services is two years for the Tier 2 plan and one year for the Tier 3 plan.

Vesting of Stock Options and Restricted Stock

The Key Employee Incentive Stock Option Plan provides that outstanding options under such plans will vest immediately upon a change in control (as such term is defined in the change in control agreements). If any employee holding outstanding options under the plan is terminated, other than for cause, within two years following a change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

The Zions Bancorporation 2005 Stock Option and Incentive Plan also provides that, upon a change in control, all awards shall fully vest and all restrictions on restricted stock will immediately lapse. If any employee holding outstanding options under the plan is terminated, other than for cause, disability, death or retirement, within two years following a change in control, the employee shall be entitled to exercise his or her options at any time thereafter until the earlier of the date 42 months after the date of termination of employment or the expiration date in the applicable award agreement.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

In addition, the Compensation Committee certifies that it has reviewed with senior risk officers of the Company the Company’s SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company.

Compensation Committee

Steven C. Wheelwright, Chairman

R. D. Cash

Patricia Frobes

Roger B. Porter

Shelley Thomas Williams

COMPENSATION TABLES

2008 Summary Compensation Table

The following table provides information concerning the compensation of the NEOs for the Company’s most recently completed fiscal year. Scott Anderson first qualified as an NEO in 2007. In accordance with SEC guidelines, we have not reported the details of Scott Anderson’s compensation for fiscal 2006.

In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. In the column “Bonus,” we detail the amount of the annual discretionary bonus paid to the NEO for fiscal 2008. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the award of stock or options measured in dollars and calculated in accordance with FAS 123(R). For restricted stock and performance shares, the FAS 123(R) fair value per share is equal to the closing price of Zions Bancorporation common stock on the date of grant. For stock options, the FAS 123(R) fair value per share is based on certain assumptions that we explain on page 25 of the Compensation Discussion and Analysis section of this Proxy Statement under “Accounting for Stock-Based Compensation” as well as footnote 17 “Share-Based Compensation” to our financial statements, which are included in our Annual Report on Form 10-K for the year ending December 31, 2008. We disclose such expense ratably over the vesting period but without reduction for assumed forfeitures (as we do for financial reporting purposes). The amounts shown in the 2008 Summary Compensation Table also include a ratable portion of each grant we made in prior years to the extent the vesting fell in 2008 (except where GAAP required us to recognize the full amount in a prior year, as is the case when a grant is made to a retirement-eligible executive and under the terms of such award the executive is permitted to retain all or part of such award upon retirement without fulfilling the vesting period). Please also refer to the table in this Proxy Statement with the title “2008 Grants of Plan-Based Awards.”

We made grants of restricted stock and performance shares to selected NEOs in 2008. For certain executives, the “Stock Awards” column includes a portion of the expense resulting from the vesting of restricted stock and performance share grants made in prior years. Restricted stock awards typically vest 25% per year over four years. Vesting of restricted stock awards is conditioned on the participant’s continued employment with Zions Bancorporation. Vesting of the performance share awards to Messrs. Murphy and McLean are conditioned on their continued employment with Zions Bancorporation and the achievement of specific financial results by Amegy Bank.

In the column “Nonequity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the years covering the measurement period pursuant to awards under nonequity incentive plans, (i.e. our Value Sharing Plans). Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measures were satisfied during that fiscal year. For example, payments under our Value Sharing Plans are typically based upon the achievement of financial results over a three-year period; accordingly, we incorporate payments under the Value Sharing Plans for the fiscal year that includes the last day of the three-year performance period for which the award was earned, even though such payment is made after the end of such fiscal year.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit pension plans (including supplemental plans) in 2008; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including nonqualified defined contribution plans.

In the column “All Other Compensation,” we disclose the sum of the dollar value of:

•	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes;

•	amounts we paid or that become due related to termination, severance, or change in control, if any;

•	our contributions to vested and unvested defined contribution plans; and

•	any life insurance premiums we paid during the year for the benefit of an NEO.

SEC rules require us to report perquisites at the aggregate incremental cost to the Company.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)(2)	All Other Compensation ($)		Total ($)
Harris H. Simmons	2008	875,000	0	0	659,338	0	34,337	149,379	(3)	1,718,055
Chairman, President and Chief Executive Officer Zions Bancorporation	2007	850,000	0	0	739,458	0	15,763	93,018		1,698,239
	2006	800,000	700,000	0	709,258	0	19,032	67,810		2,296,100

Doyle L. Arnold	2008	542,000	0	19,891	630,443	0	0	86,095	(4)	1,278,429
Vice Chairman and Chief Financial Officer Zions Bancorporation	2007	520,000	420,000	19,891	550,073	0	1,174	59,356		1,570,494
	2006	475,000	450,000	19,891	503,323	0	15,922	39,738		1,503,874

Paul B. Murphy, Jr.	2008	544,000	477,000	132,234	648,424	0	0	509,835	(5)	2,311,493
Chief Executive Officer Amegy Bank N.A.	2007	525,000	515,000	0	417,004	0	0	526,623		1,983,627
	2006	487,500	530,000	0	266,775	0	0	528,750		1,813,025

Scott J. McLean	2008	456,000	314,000	89,694	371,939	0	0	429,403	(6)	1,661,036
President	2007	440,000	340,000	0	256,003	0	0	434,647		1,470,650
Amegy Bank N.A.	2006	416,000	350,000	0	168,853	0	0	437,364		1,372,217

A. Scott Anderson	2008	518,000	275,000	0	416,725	0	43,004	192,513	(7)	1,445,242
President and Chief Executive Officer	2007	500,000	375,000	0	401,847	0	27,533	104,862		1,409,262
Zions First National Bank

(1)	The net change in the accumulated present value of pension benefits for each NEO during 2008 was: Mr. Simmons $34,337; Mr. Anderson, $43,004.

(2)	Amounts deferred by participants in the Deferred Compensation Plan are invested by the Company in various investment vehicles at the direction of the participant. The Company does not guarantee any rate of return on these investments. Since the array of investment vehicles is not identical to the investment choices offered to employees participating in the tax-qualified defined contribution plan, the table above treats changes in market values on these investments in excess of the Company’s dividend yield and 120% of the Adjusted Federal Rate, respectively, as above-market or preferential, as required by SEC rules. No NEO had such earnings during the most recent fiscal year. Messrs. Murphy and McLean did not participate in the Company’s Deferred Compensation Plan as of December 31, 2008.

(3)	All other compensation for Mr. Simmons consists of the Company’s matching contributions to the tax-qualified defined contribution plans totaling $ 9,200; $140,078 in contributions to the Company’s nonqualified Excess Benefit Plan; and $101 for a Christmas bonus that is paid to all employees in Utah.

(4)	All other compensation for Mr. Arnold consists of $ 9,200 in Company matching contributions to the tax-qualified defined contribution plans, $76,794 in contributions to the Company’s nonqualified Excess Benefit Plan and $101 for a Christmas bonus that is paid to all employees in Utah.

(5)	All other compensation for Mr. Murphy consists of a $484,375 retention payment made in December 2008 pursuant to provisions in his employment contract (see more details under the heading “Employment Agreements with Messrs. Murphy and McLean”); a $6,000 annual car allowance; $ 10,260 annual club membership dues; $9,200 in matching contributions to the Company’s tax-qualified defined contribution plans; and additional perquisites including preferred parking.

(6)	All other compensation for Mr. McLean consists of a $406,250 retention payment made in December 2008 pursuant to provisions in his employment contract (see more details under the heading “Employment Agreements with Messrs. Murphy and McLean”); a $6,000 annual car allowance; $7,953 annual club membership dues; $9,200 in matching contributions to the Company’s tax-qualified defined contribution plans; and additional perquisites including preferred parking and spousal travel expenses to one Company event.

(7)	All other compensation for Mr. Anderson is comprised of $9,200 in Company matching contributions to the tax-qualified defined contribution plans, $183,212 in contributions to the Company’s nonqualified Excess Benefit Plan and $101 for a Christmas bonus that is paid to all employees.

2008 Grants of Plan-Based Awards

In this table, we provide information concerning each grant of an award made to an NEO in the most recently completed fiscal year. This includes stock option, restricted stock and performance share awards, which are discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” The threshold column (e), target column (f) and maximum column (g) reflect the range of performance shares that could be earned under the Zions Bancorporation 2005 Stock Options and Incentive Plan. Columns (i) and (j) report the number of shares of common stock underlying options granted in the fiscal year and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market price of our common stock on the date of grant. Finally, in the last column, we report the aggregate FAS 123(R) value of all awards made in 2008. In contrast to how we present amounts in the Summary Compensation Table, we report such figures here without apportioning such amount over the service or vesting period.

			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Type	Equity Award Grant Date	Units Awarded (#)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Harris H. Simmons	Options(1)	4/24/2008					0	77,000	47.29	441,210

Doyle L. Arnold	Options(1)	4/24/2008					0	67,000	47.29	383,910
	Options(1)	8/15/2008						190,000	27.98	846,469

Paul B. Murphy, Jr.	Options(1)	4/24/2008					0	49,500	47.29	283,635
	Options(1)	8/15/2008						238,000	27.98	1,060,314
	Performance Shares(2)	8/15/2008	50,000	0	50,000	50,000				1,399,500

Scott J. McLean	Options(1)	4/24/2008					0	21,000	47.29	120,330
	Options(1)	8/15/2008						119,000	27.98	530,157
	Performance Shares(2)	8/15/2008	25,000	0	25,000	25,000				699,500
	Restricted Stock(3)	4/24/2008					2,900			137,141

A. Scott Anderson	Options(1)	4/24/2008					0	50,000	47.29	286,500
	Options(1)	8/15/2008						71,000	27.98	316,312

(1)

All stock options granted to NEOs in fiscal year 2008 were granted under the Zions Bancorporation 2005 Stock Option and Incentive Plan. The stock options have an exercise price equal to the fair market value on the date of grant, vest 33% per year beginning one year after date of grant and have a term of seven years. In the event of a change in control of the Company as defined in the plan, the options will become fully vested and exercisable. If any employee holding such options is terminated, other than for cause as defined in the plan, within two years following such change in control, the exercise period for such outstanding options will be extended to the lesser of 42 months or the full remaining term of the option.

(2)

Performance Shares were granted to Mr. Murphy and Mr. Mclean in 2008 under the Zions Bancorporation 2005 Stock Option and Incentive Plan. Vesting of the performance shares occurs ratably over four years, or 25% per year, but is also contingent upon Amegy Bank achieving cumulative net income after-tax thresholds at the completion of four separate measurement periods. The first measurement period is one-year in duration, concluding on December 31, 2009. The successive two, three, and four-year measurement periods end on December 31, 2010, 2011 and 2012, respectively. In the event Amegy Bank does not attain the threshold cumulative net income after tax amount at the conclusion of any of the corresponding measurement periods ending on or before December 31, 2011, then the vesting of any unvested performance shares that would otherwise have been subject to the lapse of restrictions is deferred. If Amegy Bank then achieves the threshold cumulative net income after tax target in any subsequent measurement period, then any previously deferred lapse of transfer restrictions, or vesting, will be lifted for those shares. Any unvested performance shares at the end of the final measurement period, December 31, 2012, are forfeited. Upon termination of employment for any reason other than death or disability, the unvested performance shares shall be forfeited. In the event of the grantee’s death or disability, a pro-rated number of shares vest.

(3)	Restricted Stock was granted under the Zions Bancorporation 2005 Stock Option and Incentive Plan. The restricted stock vests 25% per year on the anniversary of the grant date, until the final tranche vests on the fourth anniversary. In the event of a change in control of the Company as defined in the plan, the restricted shares fully vest. All unvested shares are forfeited upon a termination of employment for any reason. During the vesting period, shares receive dividend and voting rights.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table provides information concerning outstanding options, restricted stock, and performance shares that have not vested for each NEO as of the end of our most recently completed fiscal year. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

We computed the market value of the stock awards by multiplying the closing market price of Zions Bancorporation common stock at the end of the most recent fiscal year by the number of shares or units of stock.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Harris H. Simmons	61,000	0	53.72	04/25/2009
	38,319	0	42.00	01/21/2010
	20,300	0	48.02	04/24/2010
	61,000	0	56.59	04/29/2011
	53,000	0	70.79	05/05/2012
	34,333	17,167	81.15	04/30/2013
	17,666	35,334	83.25	05/03/2014
	0	77,000	47.29	04/23/2015

	285,618	129,501			0	0

Doyle L. Arnold	37,000	0	53.72	04/25/2009	275	6,740
	28,000	0	42.00	01/21/2010
	14,000	0	48.02	04/24/2010
	42,000	0	56.59	04/29/2011
	36,000	0	70.79	05/05/2012
	27,166	13,584	81.15	04/30/2013
	14,333	28,667	83.25	05/03/2014
	0	67,000	47.29	04/23/2015
	0	190,000	27.98	08/14/2015

	198,499	299,251			275	6,740

Paul B. Murphy, Jr.	11,698	0	30.95	04/27/2010			50,000	1,225,500
	846	0	64.17	01/02/2011
	3,186	0	43.30	03/13/2011
	1,128	0	48.57	01/01/2012
	2,308	0	43.32	02/06/2012
	31,360	0	51.13	06/04/2012
	564	0	46.37	01/02/2013
	9,407	0	48.67	06/25/2013
	14,111	0	67.12	06/25/2014
	16,620	0	58.26	05/18/2015
	24,000	0	75.85	12/02/2012
	27,000	13,500	81.15	04/30/2013
	10,500	21,000	83.25	05/03/2014
	0	49,500	47.29	04/23/2015
	0	238,000	27.98	08/14/2015

	152,728	322,000			0	0	50,000	1,225,500

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Scott J. McLean	9,407	0	48.66	06/25/2013	2,900	71,079	25,000	612,750
	9,407	0	67.12	06/25/2014
	10,975	0	58.26	05/18/2015
	20,000	0	75.85	12/02/2012
	11,666	5,834	81.15	04/30/2013
	7,333	14,667	83.25	05/03/2014
	0	21,000	47.29	04/23/2015
	0	119,000	27.98	08/14/2015

	68,788	160,501			2,900	71,079	25,000	612,750

A. Scott Anderson	10,834	0	56.59	04/29/2011
	28,000	0	70.79	05/05/2012
	18,166	9,084	81.15	04/30/2013
	10,666	21,334	83.25	05/03/2014
	0	50,000	47.29	04/23/2015
	0	71,000	27.98	08/14/2015

	67,666	151,418			0	0

(1)	All unvested options listed above vest at a rate of 33% per year over the first three years of the seven-year option term.

(2)	Based on closing market price of Monday, December 31, 2008, of $24.51 per share.

Option Exercises and Stock Vested in 2008

The following table provides information concerning exercises of stock options and vesting of restricted stock during the most recently completed fiscal year for each of the NEOs on an aggregate basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Harris H. Simmons	0	0	0	0
Doyle L. Arnold	0	0	275	13,445
Paul B. Murphy, Jr.	0	0	0	0
Scott J. McLean	0	0	0	0
A. Scott Anderson	0	0	0	0

(1)	We computed the dollar amount realized upon exercise by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the option.

(2)	We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

2008 Pension Benefits Table

The following table provides information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not).

Values reflect the actuarial present value of the NEO’s accumulated benefit under the plans, computed as of December 31, 2008. In making such a calculation, we relied on interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Harris Simmons	Cash Balance Pension Plan	21.46	336,734	0
	Supplemental Executive Retirement Plan	21.46	286,831	0

A. Scott Anderson	Cash Balance Pension Plan	18.00	252,145	0
	Supplemental Executive Retirement Plan	18.00	295,082	0

(1)	Mr. Simmons has been an officer of the Company for 26 years. The Zions Bancorporation Pension Plan was frozen on December 31, 2002, and Mr. Simmons did not meet the age requirement to continue receiving service credits under this Plan. Accordingly, his service credits will remain at 21.46 years. Mr. Anderson did meet the age and service requirements under this Plan to continue receiving service credits when this Plan was frozen on December 31, 2002. As a result, there is no difference between Mr. Anderson’s years of service with the Company and the number of years of service credit under this Plan

Doyle Arnold, Paul Murphy, Jr., and Scott McLean are not eligible to participate in the Company’s defined benefit retirement programs.

Information regarding the Pension Plan and Supplemental Executive Retirement Plan can be found under the heading “Retirement Benefits.”

2008 Nonqualified Deferred Compensation Table

The following table provides information with respect to each nonqualified deferred compensation plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

The column, “Executive Contributions in Last FY” indicates the aggregate amount contributed to such plans by each NEO during 2008.

The column “Registrant Contributions in Last FY” indicates our aggregate contributions on behalf of each NEO during 2008. Generally, these amounts reflect restoration benefits provided under the Company’s Excess Benefit Plan. We also make matching contributions to the qualified 401(k) plan, but that plan is tax qualified and, therefore, we do not include our contributions to it in this table. We include our matching contributions to the tax qualified retirement plans in the “All Other Compensation” column of the Summary Compensation Table.

The column “Aggregate Earnings in Last FY” indicates the total dollar amount of the increase (or decrease) in the value of the account from investment returns accrued during 2008, including interest and dividends paid both above and at market rates. Such amounts include dividend payments on restricted stock. We pay such amounts to compensate the executive for the deferral, and we do not consider payment of interest and other earnings at market rates to be compensation. We report such amounts as compensation in the Summary Compensation Table on page 32 only to the extent such earnings were paid at above-market rates as defined by the SEC, and such amounts are shown in a footnote to that table.

The column “Aggregate Withdrawals/Distributions” reports the aggregate dollar amount of all withdrawals by and distributions to the executive during our last fiscal year. Generally, neither the Withdrawals/Distribution column nor the Aggregate Balance columns represent compensation with respect to our most recently completed fiscal year.

The column “Aggregate Balance at Last FYE” reports the total balance of the executive’s Deferred Compensation Plan and Excess Benefit Plan accounts as of December 31, 2008.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Harris H. Simmons	175,000	140,078	1,155	0	4,455,449
Doyle L. Arnold	0	76,794	(245,248)	0	995,914
Paul B. Murphy, Jr.	0	0	0	0	0
Scott J. McLean	0	0	0	0	0
A. Scott Anderson	0	183,212	(160,506)	0	175,571

Potential Payments upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to an NEO at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of an NEO, or change in control of the Company or a change in the NEO’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to an NEO under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and that are generally available to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the NEO would be enhanced or accelerated by the termination event.

For purposes of quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our common stock is the closing market price as of that date—$24.51.

Severance

None of the NEOs has employment agreements that guarantee them employment for any period of time. Therefore, we would provide post-termination payments of salary or severance to these NEOs only under the Company’s broad-based severance policy in the event of a reduction-in-force or other applicable consideration pursuant to a Change in Control Agreement.

Under the Zions Bancorporation severance policy, which applies to all regular employees, the NEOs could receive the maximum severance of 52 weeks’ base salary. We pay such amounts in anticipation of unemployment and not as a reward for past service. Payment is triggered upon circumstances that may include, but are not limited to, a reduction-in-force or job elimination. Severance is typically paid in biweekly installments but the Company reserves the right to make such payments in a single lump-sum. Payment of severance is conditioned upon, among other things, a release of claims against us by the executive. Refer to the section, “Change in Control Agreements” for a description of the benefits the Company is obligated to pay the NEOs in the event of their termination of employment after a change in control by Zions Bancorporation involuntarily “without cause” or by the executive for “good reason.”

Accelerated Vesting of Long-Term Incentives

Presently, the Company provides long-term incentives to the NEOs through units of participation in the Value Sharing Plans, time-vested stock option and restricted stock awards as well as performance shares. Please also refer to the discussion of long-term incentives above under the heading, “Compensation Discussion and Analysis.”

Value Sharing Plans

Upon the termination of an NEO due to death, disability or retirement, the Company must make pro rata payments at the conclusion of the award period to Value Sharing Plan participants for the partial cycles completed up to the date of their termination. Since the award period for the 2006–2008 Value Sharing Plans concluded on December 31, 2008 without payments due to any of the NEOs, there is no acceleration or pro rata payments to report in the table below. In the event of a participant’s termination due to a change in control, however, the participant is entitled to a pro rata payout at the time of their termination. For purposes of disclosure in the table below, SEC regulations require that we assume such change in control occurs on the last day of the Company’s most recently completed fiscal year. For the Value Sharing Plans ending on December 31, 2008, the Company would be obligated to pay only a prorated amount based on the number of full quarters the participant was engaged as an officer of the Company or one of its subsidiaries prior to the date of the change in control. The Company does not enhance the Value Sharing Plan payments as a result of the change in control or termination event. The pro rata amounts are computed based on the higher of their target value as established by the Committee or their value calculated under the terms of the Value Sharing Plans. Since the award period for the 2006-2008 Value Sharing Plans concluded on December 31, 2008 without payments due to the NEOs, there were no pro-rata payments to report in the table below.

Stock Options

Under provisions of the Company’s stock option plans, unvested stock options are forfeited by the executive for termination due to any event other than a change in control. In the case of a change of control, all unvested options immediately vest and may be exercised for up to 42 months following the change in control. We calculated the value of the accelerated options by multiplying the number of shares times the difference between the closing price of the Company’s common stock on the last day of the fiscal year and the exercise price of the options. Please refer to the section “Compensation Discussion and Analysis” for more information about the Company’s stock options.

Restricted Stock and Performance Shares

Generally, we use stock options instead of restricted stock to compensate the Company’s NEOs, although from time-to-time restricted stock is used in special situations. At the end of fiscal 2008, only Messrs. Arnold, Murphy and McLean had outstanding grants of restricted stock or performance shares. The table below reflects the accelerated vesting of all unvested shares upon a change in control and the Company’s termination of their employment “without cause” or by Messrs. Arnold, Murphy or McLean for “good reason.” All unvested shares would be forfeited upon the termination of employment for any other reason.

Retirement Plans

All of the Company’s NEOs are fully vested in all of their retirement benefits. Typically, retirement benefits are not enhanced based on circumstances regarding termination. However, the Company’s Change in Control Agreements provide for payout of the equivalent of three years of matching contributions under the Company’s

401(k) Plan upon a change in control and a qualifying termination of employment as described under the headings “Compensation Discussion and Analysis” and “Change in Control” Agreements. We report additional information regarding our retirement plans above under the headings, “Compensation Discussion and Analysis” and “2007 Pension Benefits Table,” and in the “2007 Nonqualified Deferred Compensation Table.”

Miscellaneous Benefits

Under the Company’s change in control agreements, which have a double-trigger and are described above under the heading “Compensation Discussion and Analysis,” the Company is obligated to pay certain other benefits. These include continuation of medical, dental, vision, and life insurance coverage for three years from the date of change in control. The conditions to the Company’s obligations under the change in control arrangements and employment agreements are discussed above. Except for these benefits payable after the double-trigger occurs, the Company has no obligation to continue any other perquisite after an NEO’s employment terminates.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Death or Disability ($)	For Cause Termination ($)	Involuntary Not for Cause or Voluntary Good Reason Termination (without Change in Control) ($)		Involuntary Not for Cause or Voluntary Good Reason Termination (with Change in Control) ($)
Harris H. Simmons
Severance	0	0	0	875,000	(1)	5,216,626	(3)
Accelerated Vesting of Long-Term Incentives	0	0	0	0		0	(4)
Retirement Plans	0	0	0	0		27,600	(5)
Other Benefits	0	0	0	0		25,320	(6)

Doyle L. Arnold
Severance	0	0	0	542,000	(1)	2,926,800	(2)
Accelerated Vesting of Long-Term Incentives	0	0	0	0		6,740	(4)
Retirement Plans	0	0	0	0		27,600	(5)
Other Benefits	0	0	0	0		25,320	(6)

Paul B. Murphy, Jr.
Severance	0	0	0	544,000	(1)	2,264,000	(2)
Accelerated Vesting of Long-Term Incentives	0	0	0	0		1,225,500	(4)
Retirement Plans	0	0	0	0		27,600	(5)
Other Benefits	0	0	0	0		25,320	(6)

Scott J. McLean
Severance	0	0	0	456,000	(1)	2,736,000	(2)
Accelerated Vesting of Long-Term Incentives	0	0	0	0		683,829	(4)
Retirement Plans	0	0	0	0		27,600	(5)
Other Benefits	0	0	0	0		25,320	(6)

A. Scott Anderson
Severance	0	0	0	518,000	(1)	2,797,200	(2)
Accelerated Vesting of Long-Term Incentives	0	0	0	0		0	(4)
Retirement Plans	0	0	0	0		27,600	(5)
Other Benefits	0	0	0	0		25,320	(6)

(1)

The Zions Bancorporation Severance Policy for executive officers provides four weeks’ salary for each $10,000 in base salary (rounded to the nearest thousand) or two weeks’ pay for every year of completed service up to ten years and an additional week of pay for every year over ten years of service, whichever is greater up to a maximum of 52 weeks. A severance payment, if any, is not enhanced above what any other executive would be due as a result of the termination occurrence.

(2)	Under the Company’s change in control agreements, upon a change in control, severance for the NEO will consist of three times the sum of the individual’s salary at the time of the change in control plus the greater of: (i) the average annual bonus paid to the executive for the 3 years preceding the change in control; or (ii) the individual’s current target bonus.

(3)	The Company’s change in control agreements specify that if any payment or distribution to the executive would be subject to excise payment required by section 280(g) of the Internal Revenue Code, the total payment or distribution will be reduced to such extent required not to trigger the excise tax. If a reduction is necessary, the executive may decide which element of pay should be reduced. We have assumed that the executive elects to reduce amounts attributable to their cash severance. Accordingly, this figure reflects only the amount necessary (in addition to accelerated vesting of long-term incentives, retirement plans, and other benefits) to reach the excise tax limit for this executive, rather than the full cash severance, as a result of the change in control. The cash severance benefit for Mr. Simmons has been reduced $33,374 in order to avoid the imposition of excise taxes.

(4)	These figures represent the value of the accelerated stock options, restricted stock and performance shares. Since all stock options are out of the money as of December 31, 2008, only the value of unvested restricted stock and performance shares.

(5)	Under the Company’s change in control arrangements, participants are entitled to receive an amount equal to the amount the Company would have contributed to each NEO’s account under the Company’s 401(k) plan as a matching contribution had they remained employed by the Company for three years after the date of termination and had the executive made the maximum elected deferral contribution. This amount reflects the maximum employer contribution of four percent applied to the compensation limit ($230,000) imposed by Sections 415 and 401(a)(17) of the Code.

(6)	Under the Company’s change in control agreements, participants are entitled to the continuation of medical and dental benefits for 36 months if terminated following a change in control of the Company. This figure represents the aggregate cost of fulfilling that obligation for the NEOs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ordinary Course Loans

Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans, with banking subsidiaries of Zions in the ordinary course of business during 2008. Such loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. These loans did not involve more than the normal risk of collection or have other unfavorable features.

Related Party Transactions Policy

In January 2007, the Board approved a Related Party Transaction Policy. This policy requires the Nominating and Corporate Governance Committee to approve or ratify any transaction between the Company and any executive officer or director, as well as 5% or greater shareholders and certain family members of any of the foregoing that would need to be disclosed pursuant to Item 404(a) of the SEC’s Regulation S-K. Ordinary course loans having the characteristics described under the heading “Ordinary Course Loans,” are to be reviewed, approved or ratified in accordance with the policies and procedures of the Company and its subsidiaries for extensions of credit covered by Regulation O of the Board of Governors of the Federal Reserve System. The only transactions occurring in 2008 for which disclosure was required under Item 404(a) were ordinary course loans described under the heading “Ordinary Course Loans,” all of which were made in accordance with the Company’s Regulation O policies and procedures.

COMPENSATION OF DIRECTORS

The Company’s Board of Directors establishes director compensation. The Compensation Committee, with the assistance of outside consultants, periodically reviews the amount and composition of director compensation and makes recommendations to the Board.

Cash Compensation

Each of the Company’s outside directors receives a $35,000 annual retainer and $1,500 for each regular and special meeting attended. Members of the committees receive $1,250 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $15,000 annual retainer and the other members of the Audit Committee receive an additional $3,000 annual retainer. The Chairs of each of the other standing committees receive an additional $7,500 annual retainer. Each of the retainer and meeting fees are paid in cash unless the director elects to defer his or her compensation as described below. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for attendance at meetings of the Board of Directors or its committees.

Stock Option Program

Nonemployee directors are also granted nonqualified stock options annually. Under the terms of the Zions Bancorporation 2005 Stock Option and Incentive Plan, each nonemployee director automatically received stock options to purchase 4,000 shares of common stock each year on the first business day following the annual meeting of the shareholders of the Company in 2006 and 2007. Commencing in 2008, each nonemployee director shall automatically be granted stock options to purchase a number of shares of common stock equal to $70,000 divided by the Black-Scholes estimated option value on the date of grant, rounded to the nearest 100 (the “Determined Amount”).

Deferred Compensation Plan for Nonemployee Directors

The Company maintains a Deferred Compensation Plan for directors, pursuant to which a director may elect to defer receipt of all or a portion of his or her compensation until retirement or resignation from the Board of Directors. Amounts deferred are held in a rabbi trust and invested in either a guaranteed income investment fund or shares of the Company’s common stock based upon the director’s election, subject to plan limitations. Settlement is made only in cash by check, unless in the sole discretion of the Company it determines to make a distribution in kind (or partly in kind and partly in cash), and is based on the current market value of the account.

Mr. Heaney serves as a member of the board of directors of Amegy Bank N.A., a subsidiary of the Company, which also maintains a deferred compensation plan for Amegy Bank directors, pursuant to which a director may elect to receive all or a portion of his or her compensation in shares of the Company’s stock, and defer receipt of such shares until retirement or resignation from the Board of Directors, or a date designated by the director at the time of deferral. Amounts deferred are held in a rabbi trust and invested in shares of the Company’s common stock, subject to plan limitations. Settlement is made only in shares of the Company’s common stock. Mr. Heaney’s 2008 compensation as a member of Amegy Bank’s board of directors is reported in the table below in the column “All Other Compensation.”

2008 Director Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry C. Atkin	78,000	0	76,119	0	0	154,119
R.D. Cash	54,250	0	76,119	0	0	130,369
Patricia Frobes	66,250	0	76,119	0	0	142,369
J. David Heaney	61,250	0	56,439	0	15,500	133,189
Roger B. Porter	66,500	0	76,119	0	0	142,619
Stephen D. Quinn	61,250	0	76,119	0	0	137,369
L. E. Simmons	83,750	0	76,119	0	0	159,869
Steven C. Wheelwright	55,000	0	76,119	0	0	131,119
Shelley Thomas Williams	69,000	0	76,119	0	0	145,119

(1)	Harris H. Simmons, the Company’s Chairman, President and Chief Executive Officer is not included in this table as he is an employee of the Company and thus receives no compensation as a director. His compensation as an employee of the Company is shown in the Summary Compensation Table on page 32.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2008. As of December 31, 2008, each director has the following number of options outstanding: Jerry C. Atkin: 39,800; R. D. Cash: 43,800; Patricia Frobes: 27,800; J. David Heaney: 24,828; Roger B. Porter: 43,800; Stephen D. Quinn: 31,800; L. E. Simmons: 43,800; Steven C. Wheelwright: 23,800; and Shelley Thomas Williams: 39,800.

EQUITY COMPENSATION PLAN INFORMATION

This following provides certain information as of December 31, 2008 with respect to our equity compensation plans. As of December 31, 2008 the weighted-average remaining exercise period of the outstanding options was 4.5 years and the weighted average exercise price was $57.53 per share. The weighted average remaining exercise period excludes 31,077 stock options originally issued by two predecessor banks of Amegy Bancorporation, prior to its acquisition by Zions in 2005, which do not have a fixed expiration date.

Plan Category(1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders:

Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan	136,000	$55.06	—

Zions Bancorporation Key Employee Incentive Stock Option Plan	1,657,327	52.77	—

Zions Bancorporation 2005 Stock Option and Incentive Plan	5,142,499	60.16	—
Total	6,935,826		—

(1)	The table does not include information for equity compensation plans assumed by the Company in mergers. A total of 738,772 shares of common stock with a weighted average exercise price of $50.31 were issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2008. The Company cannot grant additional awards under these assumed plans. Column (a) also excludes 1,249,281 shares of unvested restricted stock.

As of March 31, 2009, there were 7,638,770 options outstanding (including those assumed by the Company in mergers) with a weighted average exercise price of $57.49 per share and a weighted average remaining exercise period of 4.3 years. In addition, there were 1,227,579 shares of restricted stock outstanding that vest one-fourth per year for four years. As of March 31, 2009, no shares remained available for issuance under currently existing equity compensation plans.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of March 31, 2009, the record and beneficial ownership of the Company’s common stock by the principal common shareholders (5% or more) of the Company.

		Common Stock
Name and Address	Type of Ownership	No. of Shares	% of Class
Barclays Global Investors, NA	Beneficial	3,857,208	3.34%

Barclays Global Fund Advisors	Beneficial	2,872,640	2.49%
400 Howard Street San Francisco, CA 94105

Barclays Global Investors, LTD	Beneficial	558,014	0.48%
Murray House 1 Royal Mint Court London, EC3N 4HH

Barclays Global Investors Japan Limited	Beneficial	218,054	0.19%
Ebisu Prime Square Tower, 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-8402 Japan

Barclays Global Investors Canada Limited	Beneficial	81,128	0.07%
Brookfield Place 161 Bay Street, Suite 2500 P.O. Box 614 Toronto, Canada Ontario M5J 2S1

Barclays Global Investors Australia Limited	Beneficial	8,086	0.01%
Level 43, Grosvenor Place, 225 George Street P.O. Box N43 Sydney, Australia NSW 1220

		7,595,130	6.59%
State Street Bank and Trust Company, acting in various fiduciary capacities	Beneficial	5,850,967	5.07%
State Street Financial Center One Lincoln Street Boston, MA 02111

The following table shows the beneficial ownership, as of March 31, 2009, of the Company’s stock by each of the Company’s directors, NEOs, and all directors and executive officers as a group. The information below includes, where applicable, shares underlying options that are exercisable within sixty days of March 31, 2009.

Directors and Officers	Common Stock Beneficially Owned		% of Class		Series A Floating-Rate Non- Cumulative Perpetual Preferred(1)	9.50% Series C Non- Cumulative Perpetual Preferred(1)
A. Scott Anderson	137,124		*	(2)
Doyle L. Arnold	268,419		*	(2)		4,000
Jerry C. Atkin	56,250		*	(2)
R. D. Cash	86,785		*	(2)		6,000
Patricia Frobes	28,950		*	(2)		12,000
J. David Heaney	10,193		*	(2)
Scott J. McLean	93,901		*	(2)
Paul B. Murphy, Jr.	194,310		*	(2)
Roger B. Porter	74,704		*	(2)
Stephen D. Quinn	27,810		*	(2)
Harris H. Simmons	2,699,836	(3)	2.30%
L. E. Simmons	2,324,313	(3)	1.98%			120,000
Shelley Thomas Williams	31,950		*	(2)
Steven C. Wheelwright	28,364		*	(2)
All directors and officers as a group (29 persons)	7,573,210		4.91%		1,000	162,162

(1)	Number of depositary shares, each representing 1/40 of one preferred share.

(2)	Percentage of ownership is less than 1%.

(3)	Totals include 1,814,488 shares attributed to each individual through serving as a director in a company holding such shares.

AMENDMENTS TO 2005 STOCK OPTION

AND INCENTIVE PLAN

(Proposal 2)

The Board recommends that shareholders vote for approval of the following amendments to the Zions Bancorporation 2005 Stock Option and Incentive Plan (the “Incentive Plan”).

•	Increase the number of shares available for issuance under Section 1.6 (a) of the Incentive Plan by 4.3 million, from 8.9 million to 13.2 million.

•

Provide that each “full value” share issued pursuant to an award under the Incentive Plan reduce the number of shares remaining available for issuance under the plan by 1.8 shares, instead of by 3 shares as is currently provided under Section 1.6(b) of the Incentive Plan.

•	Make the anti-dilution and anti-enlargement adjustments set forth in Section 1.6(c) of the Incentive Plan mandatory rather than discretionary.

•

Expand the prohibition, without shareholder approval, on repricings of awards and award-for-award exchange programs contained in Section 1.8 of the Incentive Plan to cover award exchanges for any form of consideration, including cash.

•	Provide that dividend equivalent rights may not be granted under Section 2.10 of the Incentive Plan in connection with stock options or stock appreciation rights.

Except for these changes, the Incentive Plan would remain in full force and effect without modification.

Approval of this Proposal 2 also includes re-approval of the material terms of the performance goals under the Incentive Plan in order for certain awards to qualify as “performance-based compensation” under

Section 162(m) of the Code. Approval by shareholders of the material terms of the performance goals under a plan intended to provide for “performance-based compensation” under Section 162(m) of the Code is generally required at least every five years. The material terms of the performance goals are set forth in the Summary of the Plan sections entitled “Eligibility,” “Performance Goals” and “Individual Limits.” These material terms are not being changed from the current terms included in the Incentive Plan.

Reasons for Amendments

The Incentive Plan was approved by shareholders in 2005 and authorized the Company to issue up to 8.9 million shares of the Company’s common stock pursuant to awards granted under the plan. The Company has granted awards covering the full amount of shares originally authorized for issuance under the Incentive Plan. In order to enable the Company to grant stock options, restricted stock and other awards to employees, directors and others under the Incentive Plan in the future, the Company is proposing that the number of shares authorized for issuance under the plan be increased by 4.3 million to 13.2 million.

Section 1.6(b) of the Incentive Plan currently provides that each share issued pursuant to an award under the Incentive Plan will reduce the number of shares remaining available for issuance under the plan by either (a) 1 share, if the holder paid the Company a purchase price for the share equal to at least 100% of the fair market value of a share of common stock on the date the award was granted, as is typically the case with stock options (sometimes referred to as “option shares”) or (b) 3 shares, in the case of a share issued in any other circumstance, such as awards of restricted shares or Performance Shares, for which the grantee typically does not pay any purchase price (sometimes referred to as “full value shares”). This difference in treatment reflected what the Company believed to be the approximate difference in value to holders between option shares and full value shares at the time the Incentive Plan was originally approved. The amendments to the Incentive Plan would reduce the multiple for full value shares from 3 to 1.8, in order to reflect what the Company understands to be the approximate difference in value between option shares and full value shares utilized by RiskMetrics Group in its current assessment of the Incentive Plan.

Section 1.6(c) of the Incentive Plan currently authorizes the Committee, in its discretion, to make anti-dilution or anti-enlargement adjustments to the terms of outstanding awards, such as the number of or exercise price for shares issuable under stock options, in connection with certain events, such as stock splits, reverse stock splits and recapitalizations. Because such adjustments are not clearly required by the terms of the Incentive Plan, there is a risk that the Company would be required under applicable accounting rules to incur additional compensation expense if the Committee acted to make such adjustments. In order to mitigate the risk of any such additional accounting expense, the Company proposes that the Incentive Plan be amended to make adjustments under Section 1.6(c) mandatory rather than discretionary.

Section 1.8 of the Incentive Plan currently prohibits, without shareholder approval, repricings of awards, as well as award exchange programs in which outstanding awards are cancelled in exchange for new awards. In order to make this prohibition more effective, the Company proposes also to prohibit award exchange programs in which outstanding awards are cancelled in exchange for cash or any other form of consideration.

Section 2.10 of the Incentive Plan currently authorizes the Committee to include dividend equivalent rights with any type of award made under the plan. Dividend equivalent rights entitle the holder of an unvested or unexercised award to receive amounts equivalent to the amounts of dividends that would have been payable on the shares subject to the awards if the awards were vested and exercised and the subject shares were outstanding. The Company has never granted dividend equivalent rights in connection with any stock option awards. In order to conform the Incentive Plan with Company practice, the Company proposes that Section 2.10 of the Incentive Plan be amended to preclude the grant of dividend equivalent rights in connection with stock options or stock appreciation rights.

Summary of Plan

The purpose of the Incentive Plan is to promote the long-term success of the Company by providing an incentive for officers, employees and directors of, and consultants and advisors to, the Company and its affiliates to acquire a proprietary interest in the success of the Company, to remain in the service of the Company or its affiliates and to render superior performance during such service.

The material terms of the Incentive Plan are summarized below. The summary is qualified by reference to the text of the proposed amended and restated Incentive Plan, which is attached as Appendix I. If approved, the amendments, as well as the material terms of the performance goals for purposes of Section 162(m) of the Code, will be effective as of the date of the Company’s 2009 annual meeting of shareholders, currently scheduled for June 2, 2009.

Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors or a subcommittee thereof (the “Committee”). The Committee has the authority to construe, interpret and implement the Incentive Plan; prescribe, amend and rescind rules and regulations relating to the Incentive Plan; make all determinations necessary or advisable in administering the Incentive Plan; correct any defect, supply any omission and reconcile any inconsistency in the Incentive Plan; amend the Incentive Plan to reflect changes in applicable law; determine whether awards may be settled in shares of common stock or cash or other property; determine whether amounts payable under an award should be deferred; and to make other determinations and take other actions relative to the Incentive Plan. The determination of the Committee on all matters relating to the Incentive Plan or any award agreement is final and binding.

Eligibility. Acting and prospective directors, officers and employees of, and consultants and advisors to, the Company and its affiliates, as selected by the Committee in its discretion, are eligible to participate in the Incentive Plan. Approximately 11,500 directors, officers, and employees of the Company will initially be eligible to participate; however, because the Incentive Plan provides for broad discretion in selecting grantees and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

Shares Available for Issuance through the Incentive Plan. Currently, 8,900,000 shares of the Company’s common stock are authorized for issuance through the Incentive Plan. If the amendments to the Incentive Plan are approved, up to 13,200,000 shares of the Company’s common stock, or an additional 4,300,000 shares, will be authorized for issuance under the plan.

Each share issued pursuant to a stock option will reduce availability under the Incentive Plan by one share. The Incentive Plan currently provides that, if any share is issued pursuant to an award under the Incentive Plan in the form of a full value share, such as restricted stock, restricted units, deferred stock or performance shares or performance units, such share will reduce the shares available for issuance under the Incentive Plan in an amount equal to 3 shares (including the issued share). If the amendments to the Incentive Plan are approved, this multiple will be reduced from 3 to 1.8. Shares may be issued under the Incentive Plan from authorized but unissued common shares or authorized and issued common shares held in the Company’s treasury or otherwise acquired for the purposes of the Incentive Plan.

Provisions in the Incentive Plan permit the reuse or reissuance by the Incentive Plan of shares of common stock underlying forfeited, terminated or canceled awards of stock-based compensation. If awards or underlying shares are tendered or withheld as payment for the exercise price of an award the shares of common stock may not be reused or reissued, or otherwise be treated as available, under the Incentive Plan. Any shares of common stock delivered by the Company, any shares of common stock with respect to which awards under the Incentive Plan are made by the Company and any shares of common stock with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, will not be counted against the shares available for awards under the Incentive Plan.

The Committee has the authority to adjust the terms of any outstanding awards and the number of common shares issuable under the Incentive Plan for any increase or decrease in the number of issued common shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, rights offering, combination or reclassification of the common shares, or other events affecting the Company’s capitalization. Under the current terms of the Incentive Plan, this authority is discretionary. If the amendments are approved, this authority would be mandatory.

Description of Awards Under the Incentive Plan. The Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, dividend equivalent units and other forms of equity-based compensation. The forms of awards are described in greater detail below.

Stock Options. The Committee will have discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Code, or nonqualified stock options, which are not intended to comply with Section 422 of the Code. The Committee will determine the number of shares of common stock covered by the option and the exercise period and exercise price of the option, provided that the exercise price shall not be less than the fair market value of a share of the Company’s common stock on the date the option is granted and that, under the Incentive Plan’s current terms, the exercise period shall not exceed ten years. If the amendments to the Incentive Plan are approved, the maximum exercise period applicable to stock options granted to non-executive directors will remain unchanged but will be reduced to seven years for stock options granted to all other persons. The Committee will have discretion to set such additional limitations, conditions and provisions on or relating to option grants as it deems appropriate.

Upon the exercise of an option granted under the Incentive Plan, the exercise price will be payable in full to the Company either: (a) in cash or its equivalent; or (b) by delivery of shares of common stock having a fair market value at the time of exercise equal to all or a part of exercise price (provided such shares have been held for at least six months prior to their tender); or (c) by any other method approved by the Committee in its discretion.

Grantees of an option award generally will not have any of the rights of a shareholder of the Company with respect to shares subject to their award until the issuance of the shares.

Stock Appreciation Rights (SARs). The Committee may grant SARs in tandem with stock options, freestanding and unrelated to options, or any combination of these forms. The Committee will determine the number of shares of common stock covered by the SAR, the exercise period and exercise price for the SAR, provided that the exercise price shall not be less than the fair market value of a share of the Company’s common stock on the date the SAR is granted and that the exercise period shall not exceed ten years. The Committee will have discretion to set such additional limitations, conditions and provisions on or relating to SAR grants as it deems appropriate.

Upon exercise of the SAR, the grantee will receive an amount or a number of shares of common stock with a fair market value equal to the excess of the fair market value of one share of stock on the date the exercise is received by the Company over the per share exercise price of the SAR multiplied by the number of shares of stock covered by the SAR exercise.

Grantees of a SAR award generally will not have any of the rights of a shareholder of the Company with respect to shares subject to their award until the issuance of the shares.

Restricted and Unrestricted Stock. The Committee may grant shares of restricted or unrestricted common stock under the Incentive Plan upon such terms and conditions as it shall establish. The Committee will determine the periods of restriction, if any, the number of shares of restricted or unrestricted common stock granted and such additional limitations, conditions and provisions on or relating to restricted and unrestricted stock grants as it deems appropriate. Although grantees may have the right to vote these shares and receive dividends from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until satisfaction of other conditions imposed by the Committee in its sole discretion.

A grantee of restricted stock will have the rights of a shareholder with respect to the restricted stock, subject to any limitations, conditions or provisions that the Committee deems appropriate.

Restricted Stock Units. The Committee may grant restricted stock units under the Incentive Plan upon such terms and conditions as it shall establish. The Committee will determine the periods of restriction, the number of restricted stock units granted and such additional limitations, conditions and provisions on or relating to restricted stock units as it deems appropriate. Grantees will have no voting or dividend rights with respect to the restricted stock units and will not have the right to sell or otherwise transfer the units during the applicable period of restriction or until satisfaction of other conditions imposed by the Committee in its sole discretion.

Grantees of restricted stock units will not have any of the rights of a shareholder of the Company with respect to shares subject to their award until the issuance of the shares.

Performance Shares and Performance Units. The Committee may grant performance shares and performance units in amounts, and subject to terms and conditions (including the performance goals and length of the performance period), as it may determine. Performance units may be payable in cash or shares of common stock as the Committee may determine. Grantees of performance shares and performance units will not have any of the rights of a shareholder of the Company with respect to shares subject to their award until the issuance of shares subject to their award, if any.

Dividend Equivalent Units. The Committee may include in an award with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the award is outstanding and unexercised, on the common shares covered by the award if the shares were then outstanding. The Committee will determine whether dividend equivalent payments will be made in the form of cash, common shares or some other form. If the amendments to the Incentive Plan are approved, the Committee would not be authorized to include dividend equivalent rights with grants of stock options or stock appreciation rights.

Deferred Stock Units. The Committee may determine to provide that restricted stock, restricted stock units, performance shares or performance units be paid out in installments or on a deferred basis.

Recipients of deferred stock units have only the rights, if any, of general unsecured creditors of the Company and no rights as a shareholder until the common shares underlying the awards, if any, are delivered.

Other Stock Based Awards. The Committee may grant other types of equity-based awards in amounts, and subject to terms and conditions, as it may determine.

Performance Goals. The Committee may grant awards under the Incentive Plan subject to the attainment of certain specified performance goals. The performance goals applicable to an award may provide for a targeted or measured level or levels of achievement or change using one or more of the following measures: (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, and (viii) total shareholder return. Such measures may be defined and calculated in such manner and detail as the Committee in its discretion may determine, including whether such measures shall be calculated before or after income taxes or other items, the degree or manner in which various items shall be included or excluded from such measures, whether total assets or certain categories of assets shall be used, whether such measures shall be applied to the Company on a consolidated basis or to certain affiliates of the Company or to certain divisions, operating units or business lines of the Company or an affiliate, the weighting that shall be given to various measures if combined goals are used, and the periods and dates during or on which such measures shall be calculated. The performance goals may differ from grantee to grantee and from award to award.

Termination of Employment and Change in Control. The Incentive Plan determines the extent to which a grantee will have right to exercise or obtain the benefits of an award or underlying shares following termination of the grantee’s employment or service by or for the Company or its affiliates or upon a change in control of the Company, unless modified by the Committee with respect to an award. The Incentive Plan provides that, unless the Committee determines otherwise at the time of an award, upon a change in control of the Company, the exercisability of, and the lapse of restrictions with respect to, the award will be accelerated, the exercise period, if any, of the award will be extended and, if so determined by the Committee, the award may be cashed out. The termination and change in control provisions need not be uniform among all grantees and may reflect distinctions based on the reasons for termination of employment or service by or for the Company or its affiliates.

Individual Limits. Unless the Committee determines that an award to a grantee shall not be designed to quality as “performance based compensation” under Section 162(m) of the Code, the Incentive Plan limits the number or value of shares that may be granted to a grantee in any fiscal year as follows. The maximum number of shares with respect to which stock options or SARs may be granted to an individual during any one year is limited to 500,000. The maximum number of shares of restricted stock, unrestricted stock, restricted stock units or performance that may be granted to an individual during any one year shall be 166,666. The maximum value of performance units that may be granted to any individual during any one year shall be $5,000,000, provided that if any units are awarded with respect to multiple years of service, such limit shall be multiplied by such number of years (not exceeding five years). No individual will be granted during any year dividend equivalent rights with respect to more shares than the number of shares and units granted to the individual in such year.

The Incentive Plan may be modified or amended by the Committee at any time and for any purpose which the Committee deems appropriate. However, no amendment may adversely affect any outstanding awards in a material way without the affected holder’s consent except in specified circumstances.

No Repricing or Reloads. Options and SARs issued under the Incentive Plan may not be repriced without the approval of shareholders. The Incentive Plan also prohibits, without shareholder approval, award exchange programs in which outstanding awards are cancelled in exchange for new awards. If the amendments to the Incentive Plan are approved, this prohibition would also apply to award exchange programs in which outstanding awards are cancelled in exchange for cash or any other form of consideration. The plan does not allow reload options or SARs to be issued upon exercise of outstanding options or SARs.

Nontransferability. Unless otherwise determined by the Committee, in certain circumstances, no award (including, without limitation, options) granted pursuant to, and no right to payment under, the Incentive Plan shall be assignable or transferable by a grantee except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a grantee’s lifetime only by the grantee or by the grantee’s legal representative.

Duration of the Incentive Plan. The Incentive Plan will terminate on May 6, 2015, the tenth anniversary of the original adoption of the plan by the Board. The Board may also elect to terminate the Incentive Plan prior to that termination date. Notwithstanding any termination of the Incentive Plan, the terms of the Incentive Plan will continue to govern until all then outstanding options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Incentive Plan, and all restricted periods and performance periods have lapsed.

Federal Income Tax Consequences

Incentive Stock Options. A grantee will not be subject to tax upon the grant of an or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the grantee’s alternative minimum taxable income. Whether a grantee is subject to the alternative minimum tax will depend on his or her particular circumstances. Following exercise of an ISO, if a grantee disposes of the shares on or after the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the grantee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the grantee’s basis in the shares. If the grantee disposes of the shares before the end of the statutory holding period, he or she will have engaged in a “disqualifying disposition.” As a result, the disposition will be subject to tax: (A) on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income, and (B) on the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain. If the amount a grantee realizes from a disqualifying disposition is less than the exercise price paid and the loss sustained upon such disposition would otherwise be recognized, the grantee will not recognize any ordinary income from such disqualifying disposition and instead will recognize a capital loss. In the event of a disqualifying disposition, the amount recognized by the grantee as ordinary income is generally deductible by the Company. The Company is currently not obligated to withhold income or other employment taxes upon a disqualifying disposition of an ISO.

Nonstatutory Stock Options. A grantee will not be subject to tax upon the grant of an option which is not intended to be (or does not qualify as) an ISO (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the grantee as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax and employment tax withholding.

Stock Appreciation Rights. A grantee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash or the fair market value (measured on the date of exercise) of the shares received will be taxable to the grantee as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes.

Restricted Stock/Performance Shares. A grantee will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and performance or other transfer restrictions (“restrictions”) under the Incentive Plan unless he or she makes the election referred to below. Upon lapse of the restrictions, the grantee will recognize ordinary income equal to the fair market value of the shares on the date of lapse, and such income will be subject to income tax withholding and employment taxes. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in the grantee’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

A grantee may elect, within thirty days after the date of the grant of the restricted stock or performance shares, to recognize immediately (as ordinary income) the fair market value of the shares awarded, determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If a grantee makes this election, his or her capital gains holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the grantee upon the lapse of the restrictions. However, if the grantee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to him or her (even though he or she previously recognized income with respect to such forfeited shares).

In the taxable year in which a grantee recognizes ordinary income on account of shares awarded to him or her, the Company generally will be entitled to a deduction equal to the amount of income recognized by the grantee. In the event that the restricted shares are forfeited by a grantee after having made the Section 83(b) election referred to above, the Company generally will include in its income the amount of its original deduction.

Restricted Stock Units/Performance Units. A grantee will not be subject to tax upon the grant of a restricted stock unit or performance unit. Upon vesting of the unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying the units, the grantee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution.

Unrestricted Stock. A grantee will be subject to tax upon the grant of unrestricted stock in an amount equal to the fair market value of the shares on the date of grant, and such income will be subject to income tax withholding and employment taxes. The Company generally will be entitled to a deduction equal to the amount of income recognized by the grantee.

The Board recommends that shareholders vote FOR approval of the amendments to the Incentive Plan. Such approval will also constitute approval of the material terms of the performance goals under the Incentive Plan in order for certain awards to qualify as “performance-based compensation” under Section 162(m) of the Code. The affirmative vote of a majority of the shares of common stock validly cast for or against the proposal is required for approval of the amendments to the Incentive Plan.

AMENDMENT TO ARTICLES OF INCORPORATION TO ELIMINATE

CLASSIFICATION OF TERMS OF BOARD OF DIRECTORS

(Proposal 3)

The Board recommends that shareholders vote “FOR” amendments to Articles IX and XVI of the Company’s Restated Articles of Incorporation. The amendments, which are set forth in Appendix II, would make the following changes:

•

First, the amendment to Article IX would phase in declassification of the terms of office of the Board of Directors so that all directors would be elected annually for one-year terms instead of directors being elected for three-year terms on a staggered basis. The amendments phase in declassification commencing with the annual shareholders meeting in 2010 (directors elected at the 2009, 2008 and 2007 meetings would serve out their full three-year terms) and would take full effect in 2012.

•	Second, the amendment to Article XVI would remove the two-thirds voting requirement in the articles for changes in the classification of terms of office for directors.

At the 2008 annual meeting, a shareholder presented a resolution that the Board take action to declassify the terms of office of the Board of Directors, which was approved at the meeting by a majority of the votes validly cast excluding abstentions. In response to the shareholder proposal, the Board considered various arguments for and against classified boards.

Some of the arguments that have been made in support of classified boards include:

•

Classified boards can serve as an important protection of shareholder interests against abusive or inadequate takeover tactics. Board classification may give a company additional time to evaluate takeover proposals and greater negotiating leverage to maximize shareholder value, particularly in the face of inadequately priced or coercive bids. In addition, a declassified board could eliminate or substantially reduce the benefit of a shareholder rights protection plan, or “poison pill,” because a hostile bidder might be able to elect a majority of directors favorable to its bid and thereafter redeem or terminate the plan, thereby facilitating the bidder’s ability to proceed with an inadequate or coercive takeover attempt.

•

Classified boards can promote the orderly succession of directors with experience and knowledge about the company. This can be beneficial in the ordinary course, as well as in the context of shareholder dissatisfaction with board performance or a contested board election for control of a company, because an entirely new board would not have full information about a company’s history or plans.

•	Multiyear directorships can support longer-term strategic thinking by directors and may facilitate the creation of long-term shareholder value.

Some of the arguments that have been made against classified boards include:

•

A classified board structure can diminish board accountability because shareholders are able to vote against only those directors whose terms expire in a given year. Thus, if in a given year shareholders desire to vote against a director whose term does not expire until a future year, they will be unable to express their dissatisfaction and remove the director promptly through the board election process.

•

Classified boards may facilitate management and board entrenchment even if a majority of shareholders are dissatisfied with management or board performance. This would be a particularly important consideration if a company’s management and board failed to respond to shareholder concerns arising from sustained poor performance, excessive compensation practices or similar issues.

•	Classified boards may prevent or hinder bidders from acquiring a company even at a price that is acceptable to a majority of shareholders.

In response to the shareholder proposal, the Board concluded that there was validity to the arguments in favor of, and in opposition to classified boards. Accordingly, the Board decided not to oppose the shareholder proposal, to make no voting recommendation and to use the proposal as an opportunity for shareholders to express their views on the subject.

The Board continues to believe there are valid arguments for and against declassification of the Board. The Board further believes that this is a matter that shareholders should have a voice in defining for the Company. In the 2008 annual meeting, shareholders indicated that they favored declassification. Therefore, the Board recommends that the Articles of Incorporation be amended to redefine the term of Board service to one year, thereby declassifying the Board.

Because the Board would not be declassified as of the 2009 annual meeting, directors nominated at that meeting would be elected for three-year terms. The phase-in of declassification would commence at the 2010 annual meeting, at which the directors with expiring terms (three, based on the current composition of the Board) would be elected to one-year terms. At the 2011 meeting, directors with expiring terms (six, based on the current composition of the Board) would be elected to one-year terms. At the 2012 meeting and thereafter, the entire board would be elected to one-year terms of office.

The proposed amendment makes one conforming change. Because the classified board served as a take-over defense, the Restated Articles of Incorporation provided that a two-thirds vote of outstanding shares was required in order for board classification to be amended. If the declassification amendment is approved, there will no longer be a need for the super-majority vote. Accordingly, the proposed amendment removes the super-majority voting requirement for changes in board classification.

The Board of Directors recommends that shareholders vote FOR approval of the amendments to Articles IX and XVI of the Company’s Restated Articles of Incorporation. Under Article XVI, the affirmative vote of two-thirds vote of all outstanding and issued shares is required for approval of the amendments to the Company’s Restated Articles of Incorporation.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

The Audit Committee has reappointed the firm of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2008 are described under “Fees of Independent Registered Public Accounting Firm” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee.

Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009. The affirmative vote of a majority of votes validly cast for or against the proposal is required for adoption of the ratification of the appointment of the independent registered public accounting firm.

ADVISORY (NONBINDING) VOTE REGARDING

2008 EXECUTIVE COMPENSATION

(Proposal 5)

During the period in which the Treasury Department holds the Company’s securities acquired through the Capital Purchase Program, the ARRA requires that we provide shareholders with the right to cast an advisory vote on the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC.

The Board recommends that shareholders approve the following resolution:

RESOLVED, that the shareholders approve the 2008 compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and related material.

As detailed in our Compensation Discussion and Analysis, our executive compensation programs are performance-based with strong long-term performance elements. The annual cash compensation of our named executive officers for 2008, as well as the value of their prior years’ long-term performance plan and stock option awards, have been reduced substantially, as a result of the financial performance of the Company and the price of the Company’s stock in 2008, as intended by the long-term performance-based design of our executive compensation programs. We believe that our compensation programs operated in accordance with our compensation philosophy and resulted in payment of an appropriate level of compensation to our named executive officers in light of our performance for 2008.

As provided by the ARRA, your vote is advisory and it will not be binding upon our Board of Directors. In addition, pursuant to the ARRA, the shareholder vote may not be construed as overriding a decision by the Board of Directors nor shall it create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote FOR approval of the 2008 compensation of named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. The affirmative vote of a majority of votes validly cast for or against the resolution is required for approval.

SHAREHOLDER PROPOSAL THAT THE BOARD ADOPT

“SAY ON PAY” POLICY

(Proposal 6)

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917 has advised us that he intends to present the following resolution at the annual meeting. Mr. Armstrong has informed us that he is the beneficial owner of approximately 877 shares of our common stock. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below:

RESOLUTION

That the shareholders of ZIONS BANCORPORATION request its Board to adopt a policy that provides shareholders the opportunity at each annual meeting to vote on an advisory resolution, prepared by management, to ratify the compensation of named executive officers listed in the proxy statement’s Summary Compensation Table.

The proposal submitted to shareholders should clearly state that the vote is non-binding and would not affect any compensation paid or awarded to any named executive officer.

STATEMENT OF MR. ARMSTRONG

As a shareholder, I am concerned about the levels of compensation afforded our top management at times when “gimmickry” such as “Lockhart Funding” were in place.

The following table summarizes increases in compensation by our executives:

	2007	2006	2003
Harris H. Simmons	$1,698,239	$2,296,100	$783,230
Doyle L. Arnold	1,570,494	1,503,874	635,268
Paul Murphy	1,983,622	1,813,025	N/L
A. Scott Anderson	1,409,262	N/L	N/L

The earnings of Zions Bancorporation have been weakened and the dividend significantly reduced while management enjoys top dollar compensation.

But what efforts have been taken by the Board of Directors to recoup high salaries and bonuses?

Now, 2008 awakened shareholders that losses of “off-balance sheet” items such as Lockhart Funding that was allowed by careless directors who gave thoughtless management “bonuses” for what has become an evaporating dividend. “TIME IS THE TEST OF VALUE!”

Mushrooming compensation is a great concern of shareholders. The Council of Institutional Investors recommends timely adoption of shareholder proposals on this subject. “There is no doubt that executive compensation lies at the root of the current financial crisis” wrote Paul Hodgson of The Corporate Library. Shareholders at Wachovia and Merrill Lynch did not support “Say on Pay” proposals in 2008. Now, these shareholders have a lot less to say.

An Advisory vote establishes an annual referendum process for shareholders about executive pay. This can provide directors and management with useful information about shareholder views on executive compensation.

AFLAC submitted an Advisory Vote in its 2008 proxy statement where 93% voted in favor which confirms strong support for good disclosure and reasonable compensation. In 2008, Senators Obama and McCain supported this, too.

If you agree, please vote “FOR” this proposal.

STATEMENT OF THE BOARD OF DIRECTORS

The Board believes that the structure and amount of compensation paid to the Company’s senior executives is a legitimate and important matter of concern to shareholders and that shareholders’ views on compensation should be taken into account by the Board and management in structuring the Company’s compensation programs and in determining the amounts of compensation to be paid to senior executives.

Because shareholders and government regulatory agencies have become more concerned about compensation issues in light of recent economic conditions, the Board acted to modify its Corporate Governance Guidelines and the Compensation Committee Charter to provide for a more formal process by which major shareholders may communicate their views about compensation to the Board and management. Under the new guidelines, major shareholders are encouraged to communicate with the Chairman of the Compensation Committee regarding any concerns or suggestions they have regarding the compensation of senior executives. The Compensation Committee Charter has been amended to provide that one of the functions of the Compensation Committee is to evaluate concerns of shareholders regarding executive compensation.

Notwithstanding the importance of compensation issues, the Board does not believe shareholders should vote in favor of the proposed policy of submitting the compensation of named executive officers to a nonbinding shareholder vote for ratification, commonly known as a “say on pay” policy, for the reasons discussed below.

As a participant in the Capital Purchase Program of the United States Treasury Department, the Company is required under current SEC rules to submit the compensation of its senior executive officers to shareholders for ratification. Because the Company is now required by law to do what would be required by the proponent’s “say on pay” policy, the Board believes the adoption of such a policy at this time would be redundant and have no benefit to shareholders or the Company.

Even if the Company were not subject to SEC rules requiring it to submit the compensation of its senior executive officers to shareholders for ratification, the Board does not believe the Company’s executive compensation practices would benefit meaningfully from “say on pay” votes. There are three basic reasons for this:

•

First, the Board believes that the Company’s compensation policies and practices are performance-based and prudent and result in compensation that is reasonable and affected by the Company’s long-term performance. As discussed in the Compensation Discussion and Analysis—Overview of 2008 Compensation, our compensation programs have operated in accordance with our compensation philosophy and design with the result that executive compensation and the value of prior years’ compensation awards were reduced substantially in 2008 in line with the performance of the Company and its stock price in 2008. Accordingly, the Board believes there is no compelling need for formal shareholder “oversight.”

•

Second, advocates of advisory votes assert that the process yields shareholder feedback that would assist a board in ascertaining shareholder sentiment. For Zions, given the existing feedback mechanisms and ability of shareholders to communicate with the Chairman of the Compensation Committee, the Board does not believe an advisory vote would yield clearer, more actionable information than is already available. A simple up or down vote on compensation matters by shareholders would likely provide little useful guidance about the driving force behind the vote. It would be difficult to discern whether the drivers of the vote were long-term or short-term investors—who may well have different perspectives on compensation philosophy—or whether the vote was motivated by one aspect of compensation or another, or compensation for one executive or another, or on an entire compensation package for the entire executive team. Understanding these drivers is, of course, critical to evaluating the input and forming an appropriate response. The Board believes the best and only real way to develop that understanding is the process of dialogue that is currently in place. Complicating factors include the following:

•

the four-pronged nature of the Company’s executive compensation—which involves fixed salary, subjectively determined annual bonuses, multi-year performance compensation and equity—would make it difficult to determine how to respond to a “no” vote on ratification;

•

the Company’s multi-year performance plans, or Value Sharing Plans—which cover multiple years but are paid out only after the multi-year period—would be difficult for shareholders to assess (for example, confusion could arise if there was poor performance in the reported year of payment but good performance over the plan’s three-year duration);

•

the complexity of the “summary compensation table” and other compensation data contained in the proxy statement—which is what shareholders would be asked to ratify—would make it difficult to determine how to respond to a “no” vote on ratification (for example, regarding stock option compensation “received” by an executive in a year, the proxy statement covering that year separately discloses the following: the number of option shares granted in that year; one-third of the accounting value of the grant made that year, one-third of the value of the grant made one year earlier and one-third of the value of the grant made two years earlier; and the actual value realized on grants made in any prior year and exercised in the covered year);

•

the contractual nature of certain aspects of the Company’s compensation arrangements, such as occasional employment agreements, make it legally or practically impossible for the Company to withhold payment, even if payment could lead to a “no” vote; and

•	the normal complexities relating to compensation, such as external competitive and internal equity factors.

•

Third, the Company has adopted corporate governance standards that ensure Board accountability for decisions made by it, including compensation decisions. These standards include the new compensation-related Corporate Governance Policy, majority voting for directors and, subject to shareholder approval at the 2009 annual meeting, declassification of the Board.

Finally, the Board believes the proponent’s statement in support of the proposal is inaccurate and misleading in numerous material respects.

•

First, data drawn from compensation information contained in the Company’s proxy statements covering 2003 compensation, on the one hand, and 2006 and 2007 compensation, on the other hand, is, without adjustment, misleading due to changes in the SEC’s executive compensation disclosure rules during the interim. The data for 2006 and 2007 includes the accounting value of equity awards in total compensation, whereas the 2003 data includes only information with respect to number of shares granted. Moreover, 2006 and 2007 total compensation includes changes in pension value and nonqualified deferred compensation earnings, whereas 2003 data does not include these amounts. Because 2003 information does not include the value of equity grants or amounts related to pensions and nonqualified deferred compensation, for valid comparisons these amounts should be excluded from the 2006 and 2007 amounts of total compensation. This would reduce substantially the compensation of the executives identified by the proponent as follows:

•

Harris Simmons—2007 total adjusted compensation of $941,018 instead of the $1,698,239 shown (a reduction of $755,221); 2006 total adjusted compensation of $1,567,810 instead of the $2,296,100 shown (a reduction of $728,290);

•

Doyle Arnold—2007 total adjusted compensation of $1,019,247 instead of the $1,570,494 shown (a reduction of $551,247); 2006 total adjusted compensation of $984,629 instead of the $1,503,874 shown (a reduction of $519,245);

•

Paul Murphy—2007 total adjusted compensation of $1,566,618 instead of the $1,983,622 shown (a reduction of $417,004); 2006 total adjusted compensation of $1,546,250 instead of the $1,813,025 shown (a reduction of $266,775); and

•	Scott Anderson—2007 total adjusted compensation of $979,862 instead of the $1,409,265 shown (a reduction of $429,400).

•

Second, the proponent’s data for 2003 is simply incorrect, as the amounts shown are actually the amounts shown in the Company’s proxy statements for 2002 compensation. The proponent may have chosen to use 2002 data because that was an unusual year in which Mr. Simmons did not receive an annual bonus. Because of this unusual circumstance, Mr. Simmons’s total compensation was approximately $400,000 less than normal in 2002 (in 2003 and 2004 Mr. Simmons received bonuses of $400,000 and $475,000, respectively). Based on total compensation for Mr. Simmons in 2002 of $783,230, without a bonus, in 2002 and of $1,341,298 in 2003, with a bonus, as shown in the Company’s proxy statements, the impact of the bonus withholding in 2002 is substantial.

•

Third, the proponent’s supporting statement omits information that is necessary to understand the context of the compensation levels. Mr. Arnold was a relatively recent hire in 2002 and 2003, having joined the Company in December 2001. Thus, his compensation in those years reflects a relatively low, new hire level. Mr. Arnold’s performance since 2003 has been exemplary, as recognized in surveys of leading market participants conducted by Institutional Investor magazine in 2006 and 2007 culminating in his selection by the magazine as Best CFO of the Year—Banks/Mid-Cap in 2007 and 2008, as well as runner-up Best CFO of the Year – Banks/Mid-Cap in 2006 based on the 2005 survey. Mr. Murphy was retained upon the Company’s acquisition of Amegy Bancorporation, Inc. and his compensation reflects amounts contractually agreed to in connection with the acquisition.

•

Fourth, the proponent suggests that the identified executives received excessive increases in compensation that were inappropriate because of the Company’s poor financial performance. However, the Company’s performance was strong through 2006 and profitable in 2007. Thus, the compensation received by the identified individuals in 2006 and 2007 was supported by positive Company performance. On the other hand, the deterioration of the Company’s financial performance at the end of 2007 and in 2008 led to decreased levels of executive compensation. Mr. Simmons’ compensation declined substantially in 2007, as he did not receive a bonus. As discussed elsewhere in this proxy statement, the compensation of the Company’s executive officers, including Messrs. Simmons and Arnold, for fiscal year 2008 decreased substantially as a result of the Company’s poor performance.

Thus, although the proponent argues that his data evidences “mushrooming” compensation, the Company believes that changes in compensation were reasonable and justified. Mr. Simmons’ adjusted 2007 total compensation of $941,018 is actually lower than his 2006 adjusted total compensation of $1,567,810, despite the fact that Mr. Simmons was ranked as Best CEO of the Year—Banks/Mid-Cap in 2007 by Institutional Investor magazine. As noted in the 2008 proxy statement, Mr. Simmons’ 2007 compensation was below the 25th percentile of the Custom Peer Group. Mr. Arnold’s adjusted total compensation grew during the 2003 to 2007 period by reason of the fact that he moved from being an untested new hire to one of the most respected chief financial officers in the industry, not because of undeserved “mushrooming” compensation practices. The increases in Mr. Arnold’s and Mr. Murphy’s 2007 adjusted total compensation compared to 2006 adjusted total compensation are less than two percent. The Company believes it is unfair and misleading to characterize changes in the Company’s compensation levels as “mushrooming compensation.”

The Board recommends that shareholders vote AGAINST Mr. Armstrong’s proposal. The affirmative vote of a majority of votes validly cast for or against the proposal is required for approval of Mr. Armstrong’s proposal. Such approval would not, by itself, require the Board to adopt a “say on pay” policy; however, if shareholders approve Mr. Armstrong’s proposal, the Board would consider adopting a “say on pay” policy, exclusive of any current requirements under the law.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a description of fees billed to the Company by Ernst & Young LLP during the years ended December 31, 2008 and 2007.

Audit Fees

Audit fees include fees for the annual audit of the Company’s consolidated financial statements, audits of subsidiary financial statements and reviews of interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services closely related to the audit and that in many cases could only be performed by the independent registered public accounting firm. Such fees include comfort letters and consents related to registration statements. The aggregate audit fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2008 and 2007 totaled approximately $3.02 million and $2.59 million, respectively.

Audit-Related Fees

Audit-related fees include fees for accounting consultations, audits of employee benefit plans, due diligence related to acquisitions and certain agreed-upon procedures and compliance engagements. The aggregate audit-related fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2008 and 2007 totaled approximately $1.01 million and $1.08 million, respectively.

Tax Fees

Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2008 and 2007 totaled approximately $0.01 million and $0.03 million, respectively.

All Other Fees

All other fees billed by Ernst & Young LLP, which include general consulting fees and other miscellaneous fees, aggregated approximately $0.01 million and $0.01 million for the years ended December 31, 2008 and 2007, respectively.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent registered public accounting firm. There were no services or fees in 2008 or 2007 that were not approved in advance by the Audit Committee under these policies or procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the SEC. The Corporate Secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 2008 through December 31, 2008, its officers and directors were in compliance with all applicable filing requirements, except that Mr. Blackford filed one late report on shares sold, Messrs. Blackford, Feiger and Itokazu filed one late report on shares purchased through deferred compensation, Mr. Cash filed one late report on preferred stock purchased, and Messrs. Alexander, Anderson, Arnold, Blackford, Feiger, Haun, Itokazu, Laursen, Linardakis, Maio, McLean, Murphy, Savage filed one late report on options granted (each due to a Company oversight). Mr. Haun filed one late report on shares purchased.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Pursuant to the Company’s Bylaws, business must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before a meeting of the shareholders. Notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of the Company at any annual meeting of shareholders must be delivered to the Secretary of the Company at least 120 days but not more than 150 days prior to the date the Company’s proxy statement is released to shareholders in connection with the annual meeting for the preceding year. In addition, the Company must receive proposals from shareholders on or before December 24, 2009, in order to have such proposals evaluated for inclusion in the proxy materials relating to the Company’s 2010 Annual Meeting of shareholders. Any proposal submitted for the proxy materials will be subject to the rules of the SEC concerning shareholder proposals. The notice of a proposal must contain the following items:

•	the shareholder’s name, address and stock ownership of the Company;

•	the text of the proposal to be presented;

•	a brief written statement of the reasons why such shareholder favors the proposal; and

•	any material interest of such shareholder in the proposal.

The notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

•	the shareholder’s name, address and stock ownership of the Company;

•	the name of the person to be nominated;

•	the name, age, business address, residential address and principal occupation or employment of each nominee;

•	the nominee’s signed consent to serve as a director of the Company, if elected;

•	the number of shares of the Company’s stock owned by each nominee;

•	a description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made; and

•	such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of the Company’s Bylaws specifying the requirements will be furnished to any shareholder upon written request to the Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders interested in communicating directly with the Presiding Director, the Chairman of the Compensation Committee or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, Zions Bancorporation, One South Main Street, 15th Floor, Salt Lake City, Utah 84133-1109. The Board of Directors has approved a formalized process for handling letters received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include an internal “hot line,” to the Company’s outside counsel that is available to employees for purposes of reporting alleged or suspected wrongdoing.

“HOUSEHOLDING” OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements or Notices of Internet Availability of Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company will household the Notice of Internet Availability of Proxy Materials for addresses with multiple shareholders unless we receive contrary instructions from the affected shareholders. If you are an affected shareholder and no longer wish to participate in householding, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. A written request should be sent to Zions First National Bank, Corporate Trust Department, P.O. Box 30880, Salt Lake City, Utah 84130 or by calling (801) 844-7545.

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder. To vote by telephone, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote through the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secured Web site. To vote by telephone or Online you will need the control number provided on the Notice of Internet Availability of Proxy Materials sent to you on or about April 23, 2009.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in or implied by the statements. The forward-looking statements may include statements regarding the Company’s future or expected financial performance or expectations regarding future levels of executive compensation, including payouts pursuant to long-term incentive compensation programs. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the cautionary statements in its Annual Report on Form 10-K for the year ended December 31, 2008.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2008 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN STREET, 15th FLOOR, SALT LAKE CITY, UTAH 84133-1109.

APPENDIX I

ZIONS BANCORPORATION

AMENDED AND RESTATED

2005 STOCK OPTION AND INCENTIVE PLAN

ARTICLE I

GENERAL

1.1 Purpose

The purpose of the Amended and Restated Zions Bancorporation 2005 Stock Option and Incentive Plan (the “Plan”) is to promote the long-term success of Zions Bancorporation (the “Company”) by providing an incentive for officers, employees and directors of, and consultants and advisors to, the Company and its Related Entities to acquire a proprietary interest in the success of the Company, to remain in the service of the Company and/or Related Entities, and to render superior performance during such service.

1.2 Definitions of Certain Terms

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” Termination of Employment by the Company for “Cause” means, with respect to a Grantee and an Award, (i) except as provided otherwise in the applicable Award Agreement or as provided in clause (ii) below, Termination of Employment of the Grantee by the Company (A) upon Grantee’s failure to substantially perform Grantee’s duties with the Company or a Related Entity (other than any such failure resulting from death or Disability), (B) upon Grantee’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or a Related Entity to whom Grantee directly or indirectly reports, (C) upon Grantee’s commission of an act of fraud or dishonesty resulting in actual or potential economic, financial or reputational injury to the Company or a Related Entity, (D) upon Grantee’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, (E) upon Grantee’s violation of any written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Related Entities, or (F) upon Grantee’s engagement in any other similar conduct or act determined by the Committee in its discretion to constitute “cause”; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination for cause, termination for cause as defined and/or determined pursuant to such agreement. In the event that there is more than one such agreement, the Executive Compensation Committee shall determine which agreement shall govern.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Executive Compensation Committee (including any successor thereto) of the Board and shall consist of not less than two directors. However, if (i) a member of the Executive Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code, is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or is not an “independent director” within the meaning of Nasdaq Market Rule 4350 (c), or (ii) the Executive Compensation Committee otherwise in its discretion determines, then the Executive Compensation Committee may from time to time delegate some or all of its functions under the Plan to a subcommittee composed of members of the Executive

Compensation Committee that, if relevant, meet the necessary requirements. The term “Committee” includes the Executive Compensation Committee or any such subcommittee, to the extent of the Executive Compensation Committee’s delegation.

(g) “Common Stock” means the common stock of the Company.

(h) “Disability” means, with respect to a Grantee and an Award, (i) except as provided in the applicable Award Agreement or as provided in clause (ii) below, “disability” as defined in the Company’s long-term disability plan in which Grantee is participating; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination because of disability, “disability” as defined in such agreement. In the event that there is more than one such agreement, the Committee shall determine which agreement shall govern. Notwithstanding the foregoing, (A) in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422 (c)(6) of the Code and (B) to the extent an Award is subject to the provisions of Section 409A of the Code and in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then a Grantee shall be determined to have suffered a Disability only if such Grantee is “disabled” within the meaning of Section 409A of the Code.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange, association or other market on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, association or market, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange, association or other market or traded in an over-the-counter market, such value as the Committee, in its discretion shall determine.

(k) “Grantee” means a person who receives an Award.

(l) “Incentive Stock Option” means, subject to Section 2.3 (f), a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(m) “Key Persons” means then acting or prospective directors, officers and employees of the Company or of a Related Entity, and then acting or prospective consultants and advisors to the Company or a Related Entity.

(n) “Non-Employee Director” has the meaning given to it in Section 2.13(a).

(o) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the

Committee in its discretion to be applicable to a Grantee with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted or measured level or levels of achievement or change using one or more of the following measures: (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, and (viii) total shareholder return. Such measures may be defined and calculated in such manner and detail as the Committee in its discretion may determine, including whether such measures shall be calculated before or after income taxes or other items, the degree or manner in which various items shall be included or excluded from such measures, whether total assets or certain categories of assets shall be used, whether such measures shall be applied to the Company on a consolidated basis or to certain Related Parties of the Company or to certain divisions, operating units or business lines of the Company or a Related Entity, the weighting that shall be given to various measures if combined goals are used, and the periods and dates during or on which such measures shall be calculated. The Performance Goals may differ from Grantee to Grantee and from Award to Award.

(p) “Person”, whether or not capitalized, means any natural person, any corporation, partnership, limited liability company, trust or legal or contractual entity or joint undertaking and any governmental authority.

(q) “Related Entity” means any corporation, partnership, limited liability company or other entity that is an “affiliate” of the Company within the meaning of Rule 12b-2 under the Exchange Act.

(r) “Retirement” means, with respect to a Grantee and an Award, (i) except as otherwise provided in the applicable Award Agreement or as provided in clause (ii) below, the Grantee’s Termination of Employment with the Company or a Related Entity for a reason other than for Cause and that at the time of the Termination of Employment the Grantee has reached the following age with the corresponding number of years of service with the Company and/or Related Entities:

Age	Years of Service
55	10
56	9
57	8
58	7
59	6
60 and older	5	;

or (ii) with respect to a Non-Employee Director, the Grantee’s Termination of Employment with the Company at the end of his or her term of office for any reason other than Cause.

(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(t) Unless otherwise determined by the Committee and subject to the following sentence, a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or any Related Entity (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or any Related Entity as a director, consultant, advisor or otherwise). Unless the Committee in its discretion determines otherwise, it shall not be considered a Termination of Employment of a Grantee if the Grantee ceases employment or association with the Company or a Related Entity but continues or immediately commences employment or association with a majority-owned Related Entity or the Company. The Committee in its discretion may determine (i) that a given termination of employment with the Company or any particular Related Entity does not constitute a Termination of Employment (including circumstances in which employment continues with another Related Entity or the Company), (ii) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (iii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iv) when a change in a Grantee’s association with the Company or any Related Entity constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine in its discretion whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case. The Committee may make any such determination at anytime, whether before or after the Grantee’s Termination of Employment.

1.3 Administration

(a) The Committee. The Plan shall be administered by the Committee, which shall consist of not less than two directors.

(b) Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan (including defining and calculating Performance Goals and certifying that such Performance Goals have been met), (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law or regulations, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended (including, but not limited to, canceling an Award in exchange for a cash payment (or securities with an equivalent value) equal to the difference between the Fair Market Value of a share of Common Stock on the date of grant and the Fair Market Value of a share of Common Stock on the date of cancellation, and, if no such difference exists, canceling an Award without a payment in cash or securities), and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c) Voting. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) Binding determinations. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e) Exculpation. No member of the Board or the Committee or any officer, employee or agent of the Company or any of its Related Entities (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, in each case as amended from time to time, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f) Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board may obtain and may rely upon the advice of experts, including professional and financial advisors and consultants to the Committee or the Company. No director, officer, employee or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith reliance on such advice.

(g) Board. Notwithstanding anything to the contrary contained herein (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5 Types of Awards under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options and non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, dividend equivalent units, deferred stock units and other stock-based Awards, as set forth in Article II.

1.6 Shares Available for or Subject to Awards

(a) Total shares available. The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed ~~8,900,000~~ 13,200,000 shares. All of such shares shall be authorized for issuance pursuant to incentive stock options under Section 2.3 or for other Awards under Article II. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares covered by such forfeited, terminated or canceled Award shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. However, if any Award or shares of Common Stock issued or issuable under Awards are tendered or withheld as payment for the exercise price of an Award, the shares of Common Stock may not be reused or reissued or otherwise be treated as being available for Awards or issuance pursuant to the Plan. With respect to a stock appreciation rights, both shares of Common Stock issued pursuant to the Award and shares of Common Stock representing the exercise price of the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the stock appreciation right is forfeited, terminated or cancelled without the delivery of shares of Common Stock. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b) Treatment of Certain Awards. Any shares of Common Stock subject to Awards shall be counted against the numerical limits of this Section 1.6 as one share for every share subject thereto, except that any shares of Common Stock subject to Awards with a per share or unit purchase price lower than 100% of Fair Market Value of a share of Common Stock on the date of grant shall be counted against the numerical limits of this Section 1.6 as ~~3~~ 1.8 shares for every one share subject thereto.

(c) Adjustments. The number of shares of Common Stock covered by each outstanding Award, the number or amount of shares or units available for Awards under Section 1.6 (a) or otherwise, the number or amount of shares or units that may be subject to Awards to any one Grantee under Section 1.7 (b) or otherwise, the price per share of Common Stock or units covered by each such outstanding Award and any other calculation relating to shares of Common Stock available for Awards or under outstanding Awards (including Awards under Section 2.13) shall be proportionately adjusted, by the Committee in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or similar transaction, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock (including rights offerings) other than regular cash dividends or (ii) any other unusual or nonrecurring event affecting the Company or its financial statements or any change in applicable law, regulation or accounting principles; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number. The Committee’s determinations as to the manner of effecting this Section 1.6(c) shall be conclusive and binding.

(d) Grants exceeding allotted shares. If the shares of Common Stock covered by an Award exceeds, as of the date of grant, the number of shares of Common Stock which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess shares of Common Stock unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock subject to the Plan is timely obtained in accordance with the Plan.

1.7 Regulatory Considerations

(a) General. To the extent that the Committee determines it desirable for any Award to be given any particular tax, accounting, legal or regulatory treatment, the Award may be made by a Committee consisting of qualifying directors, subject to any necessary restrictions, conditions or other terms or otherwise in such manner as is necessary to obtain the desired treatment.

(b) Code Section 162(m) provisions. Unless and until the Committee determines that an Award to a Grantee shall not be designed to qualify as “performance-based compensation” under Section 162(m) of the Code, the following rules shall apply to Awards granted to Grantees:

(i) No Grantee shall be granted, in any fiscal year, stock options or stock appreciation rights to purchase (or obtain the benefits of the equivalent of) more than 500,000 shares of Common Stock;

(ii) No Grantee shall be granted, in any fiscal year, more than 166,666 shares of restricted stock, unrestricted stock, restricted stock units or performance shares;

(iii) No Grantee shall receive performance units, in any fiscal year, having a value greater than $5 million, provided that if any units are awarded with respect to multiple years of service, such limit shall be multiplied by such number of years (not to exceed five years).

(iv) No Grantee shall be granted, in any fiscal year, dividend equivalent rights with respect to more shares than the aggregate number of shares and units granted to such Grantee in such year; and

(v) For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee in its discretion may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting share Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

1.8 No Repricing

Without consent of the Company’s shareholders, the exercise price (or equivalent) for an Award may not be reduced. This shall include, without limitation, a repricing of the Award as well as an Award exchange program whereby the Grantee agrees to cancel an existing Award in exchange for a new Award, cash or any other form of consideration.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Awards and Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Such provisions may include restrictions on the Grantee’s right to transfer the shares of Common Stock issuable pursuant to the Award, a requirement that the Grantee become a party to an agreement restricting transfer or allowing repurchase of any shares of Common Stock acquired pursuant to the Award, a requirement that the Grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the Grantee wishes to transfer any such shares. The Committee may grant Awards in tandem or in connection with or independently of or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock or other securities (or proceeds from the sale thereof), other Awards (by surrender or cancellation thereof or otherwise) or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The Committee may determine that a Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended, guaranteed or arranged by the Company with respect to any Awards; provided, however, that loans to executive officers of the Company may not be extended, guaranteed or arranged by the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve System or any other applicable law or regulation. Subject to the terms of the Plan, the Committee at any time, whether before or after the grant, expiration, exercise, vesting or maturity of an Award or the Termination of Employment of a Grantee, may determine in its discretion to waive or amend any term or condition of an Award, including transfer restrictions, vesting, maturity and expiration dates, and conditions for vesting, maturity or exercise.

2.2 No Rights as a Shareholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the transfer of such shares to such person. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3 Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a) Grant of stock options. The Committee may grant stock options, including Incentive Stock Options and nonqualified stock options, to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of stock appreciation rights. The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c) Stock appreciation rights. The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (if the stock appreciation right is granted in connection with a stock option, then the exercise price of the option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced correspondingly by the number of shares with respect to which the option is exercised.

(d) Exercise price. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the exercise price, which shall be determined by the Committee in its discretion; provided, however, that the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the Award is granted (except as permitted in connection with the assumption or issuance of options or stock appreciation rights in a transaction to which Section 424 (a) of the Code applies).

(e) Exercise periods. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, and, if applicable, the conditions which must be satisfied (including the attainment of Performance Goals) in order for the Award evidenced thereby to be exercisable, whether in whole or in part. Such periods and conditions shall be determined by the Committee in its discretion; provided, however, that no stock option or stock appreciation right shall be exercisable more than ten (10) years after the date the Award is issued.

(f) Incentive stock options. Notwithstanding Section 2.3(d) and (e), with respect to any Incentive Stock Option or stock appreciation right granted in connection with an Incentive Stock Option (i) the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies) and (ii) the exercise period shall not be for longer than ten (10) years after the date of the grant. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options and stock appreciation rights granted in connection with Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options and rights shall be treated as nonqualified stock options. For purposes of this Section 2.3(f), Incentive Stock Options shall be taken into account in the order in which they were granted.

(g) Ten percent owners. Notwithstanding the provisions of Sections 2.3(d), (e) and (f), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4 Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) Exercise period. A stock option or stock appreciation right shall become and cease to be exercisable at such time or times as determined by the Committee.

(b) Manner of exercise. Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c) Payment of exercise price. Any written notice of exercise of a stock option shall be accompanied by payment of the exercise price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement or otherwise permitted by the Committee in its discretion (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and cash for any remaining portion of the exercise price, (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d) Delivery of shares. Promptly after receiving payment of the full exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment by the Company will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), transfer to the Grantee or to such other person as may then have the right to exercise the Award, the shares of Common Stock for which the Award has been exercised and to which the Grantee is entitled. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the shares to the Grantee’s broker-dealer.

2.5 Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time prior to the occurrence of a change of control and in its discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the shares of Common Stock and the applicable exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that, if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefore.

2.6 Termination of Employment

(a) Termination of Employment by Grantee for any Reason or By the Company for Cause. Except to the extent otherwise provided in paragraphs (b), (c), (d) and (e) below or in the applicable Award Agreement, all stock options and stock appreciation rights whether or not vested and to the extent not theretofore exercised shall terminate immediately upon (i) the Grantee’s Termination of Employment at Grantee’s election for any reason or (ii) Grantee’s Termination of Employment by the Company for Cause.

(b) At election of Company or a Related Entity. Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee at the election of the Company or a Related Entity (other than in circumstances governed by paragraph (a) above or paragraphs (c), (d) or (e) below) the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of the Termination of Employment; and (ii) exercise must occur within three (3) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(c) Retirement. Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee by reason of the Grantee’s Retirement, the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Retirement; (ii) exercise must occur within three (3) years after Retirement but in no event after the expiration date of the Award as set forth in the Award Agreement; and (iii) notwithstanding clause (ii) above, the option or right shall terminate on the date Grantee begins or agrees to begin employment with another company that is in the financial services industry unless such employment is specifically approved by the Committee.

(d) Disability. Except to the extent otherwise provided in the applicable Award Agreement, upon the termination of Employment of a Grantee by reason of Disability the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Termination of Employment; and (ii) exercise must occur six (6) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(e) Death. Except to the extent otherwise provided in the applicable Award Agreement, if a Grantee dies during the period in which the Grantee’s stock options or stock appreciation rights are exercisable, whether pursuant to their terms or pursuant to paragraph (b), (c) or (d) above, any outstanding stock option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of death; and (ii) exercise must occur six (6) months after the date of the Grantee’s death. Any such exercise of an Award following a Grantee’s death shall be made only by the Grantee’s executor or administrator, unless the Grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such executor (or administrator) or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

2.7 Grant of Restricted Stock and Unrestricted Stock

(a) Grant of restricted stock. The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of unrestricted stock. The Committee may grant unrestricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(c) Rights as shareholder. The Company may issue in the Grantee’s name shares of Common Stock covered by an Award of restricted stock or unrestricted stock. Upon the issuance of such shares, the Grantee shall have the rights of a shareholder with respect to the restricted stock or unrestricted stock, subject to the transfer restrictions and the Company’s repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(d) Company to hold certificates. Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the Plan or the applicable Award Agreement.

(e) Nontransferable. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock. The Committee at any time may waive or amend the transfer restrictions or other condition of an Award of restricted stock.

(f) Termination of employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, shares of restricted stock that remain subject to transfer restrictions as of the date of such termination shall be forfeited and canceled.

2.8 Grant of Restricted Stock Units

(a) Grant of restricted stock units. The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Vesting. The Committee, at the time of grant, shall specify the date or dates on which the restricted stock units shall become vested and other conditions to vesting (including the attainment of Performance Goals).

(c) Maturity dates. At the time of grant, the Committee shall specify the maturity date or dates applicable to each grant of restricted stock units, which may be determined at the election of the Grantee if the Committee so determines. Such date may be on or later than, but may not be earlier than, the vesting date or dates of the Award. On the relevant maturity date(s), the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

(d) Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested or matured shall be forfeited and canceled.

2.9 Grant of Performance Shares and Performance Units

(a) Grant of performance shares and units. The Committee may grant performance shares in the form of actual shares of Common Stock or share units over an identical number of shares of Common Stock, to such Key Persons, in such amounts (which may depend on the extent to which Performance Goals are attained), subject to the attainment of such Performance Goals and satisfaction of such other terms and conditions (which may include the occurrence of specified dates), as the Committee shall determine in its discretion, subject to the provisions of the Plan. The Performance Goals and the length of the performance period applicable to any Award of performance shares or performance units shall be determined by the Committee. The Committee shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b) Company to hold certificates. Unless the Committee shall otherwise determine, any certificate issued evidencing performance shares shall remain in the possession of the Company until such performance shares are earned and are free of any restrictions specified in the Plan or the applicable Award Agreement.

(c) Nontransferable. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the performance shares shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of performance shares, as dividends or otherwise, shall be subject to the same restrictions applicable to such performance shares. The Committee at any time may waive or amend the transfer restrictions or other condition of an Award of performance shares.

(d) Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, performance shares and performance share units that remain subject to transfer restrictions as of the date of such termination shall be forfeited and canceled.

2.10 Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the Award Agreement with respect to any Award, other than a stock option or stock appreciation right, a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of, or the attainment or satisfaction of terms and conditions applicable to, the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.11 Deferred Stock Units.

(a) Description. Deferred stock units shall consist of a restricted stock, restricted stock unit, performance share or performance unit Award that the Committee in its discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Committee. Deferred stock units shall remain subject to the claims of the Company’s general creditors until distributed to the Grantee.

(b) 162(m) limits. Deferred stock units shall be subject to the annual Section 162(m) limits applicable to the underlying restricted stock, restricted stock unit, performance share or performance unit Award as forth in Section 1.7(b).

2.12 Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.13 Director Stock Options

(a) Eligibility. Until and unless the Committee in its discretion determines otherwise (i) all voting directors of the Company who are not employees of the Company (“Non-Employee Directors”) shall automatically receive stock options pursuant to this Section 2.13.

(b) Grant of director stock options. Until and unless the Committee in its discretion determines otherwise, pursuant to this section 2.13 (i) on the first business day after the date the Plan is approved by the Company’s shareholders, each Non-Employee Director shall automatically be granted stock options to purchase four thousand (4,000) shares of Common Stock, (ii) on the first business day following the annual meeting of the shareholders of the Company in 2006 and 2007, each Non-Employee Director shall automatically be granted stock options to purchase four thousand (4,000) shares of Common Stock, and (iii) on the first business day following the annual meeting of the shareholders of the Company in each year thereafter, each Non-Employee Director shall automatically be granted stock options to purchase a number of shares of Common Stock equal to $70,000 divided by the per option expense expected by the Company on such date to be recorded by it for the grant of such options in its financial reports filed with the Securities and Exchange Commission, rounded to the nearest 100 (the “Determined Amount”). If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted a stock option for four thousand (4,000) shares of the Determined Amount of shares, as the case may be, then each Non-Employee Director shall be granted a stock option for a whole number of shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractional shares.

(c) Exercise Price. Notwithstanding Section 2.3(d), until and unless the Committee in its discretion determines otherwise, the per share exercise price for each stock option granted under this Section 2.13 shall be 100% of the Fair Market Value of a share of Common Stock on the date the stock option is granted.

(d) Exercise Period. Notwithstanding Section 2.3(e), until and unless the Committee in its discretion determines otherwise, each stock option granted under this Section 2.13 shall vest and become exercisable in four equal installments of one thousand (1,000) shares beginning on the date six months from the date of the grant and on each anniversary of the first vesting date. Notwithstanding Section 2.3(e), and subject to Sections 2.6 and 3.7 and other applicable provisions of the Plan, until and unless the Committee in its discretion determines otherwise, each stock option granted under this Section 2.13 shall be exercisable for ten (10) years from the date of grant and shall expire thereafter.

(e) Non-statutory options. Stock options granted under this Section 2.13 will constitute nonqualified stock options.

(f) Other stock option terms applicable. Except as set forth in this Section 2.13, all stock options granted under this Section 2.13 will be subject to and benefited by the terms and conditions (including Section 3.7) of the Plan applicable to other stock options granted under the Plan.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards

(a) Board authority to amend Plan. The Board in its discretion may at any time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an assumption or other action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be effective with respect to such Grantee and Award only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action of the Board that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b) Shareholder approval. Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or rule (including the rules of self-regulatory organizations).

(c) Committee authority to amend Awards. The Committee in its discretion may at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an Award or the

Termination of Employment of a Grantee, amend any outstanding Award or Award Agreement, including an amendment which would accelerate or extend the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action of the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(d) Regulatory changes generally. Notwithstanding anything to the contrary in this Section 3.1 or the Plan, the Board or the Committee shall have full discretion to amend the Plan or an outstanding Award or Award Agreement to the extent necessary to preserve any tax, accounting, legal or regulatory treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award and Award Agreement.

(e) Section 409A changes. Notwithstanding anything to the contrary in this Section 3.1 or the Plan, the Board or the Committee shall have full discretion to amend the Plan or any outstanding Award or Award Agreement to the extent necessary to avoid the imposition of any tax under Section 409A of the Code. Any such amendments to the Plan, an Award or an Award Agreement may be adopted without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), regardless of whether such amendment adversely affects a Grantee’s rights under the Plan or such Award or Award Agreement.

(f) Other tax changes. In the event that changes are made to Section 83(b), 162(m), 422 or other applicable provision of the Code the Board or the Committee may, subject to Sections 3.1 (a), (b) and (c), make any adjustments it determines in its discretion to be appropriate with respect to the Plan or any Award or Award Agreement.

3.2 Tax Withholding

(a) Tax withholdings. As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) Withholding shares. If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise provided in the applicable Award Agreement, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3 Restrictions

(a) Required consents. If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) Definition. The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Nonassignability

(a) Nonassignability. No Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 3.4 shall be void. Notwithstanding the foregoing, the Committee may in its discretion permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the Grantee (including to a trust or similar instrument), subject to such terms and conditions as may be established by the Committee.

(b) Cashless exercises permitted. The restrictions on exercise and transfer in paragraph (a) above shall not be deemed to prohibit the authorization by the Committee of “cashless exercise” procedures with parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3.

3.5 Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7 Change in Control

(a) Definition. A “Change in Control” means the occurrence of any one of the following events:

(i) any Person (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (“Company Voting Securities”); provided, however, that the event described in this clause (i) shall not be deemed a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation controlled by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) below), (E) pursuant to any acquisition by Grantee or any group of persons including Grantee (or any entity controlled by Grantee or any group of persons including Grantee), (F) a transaction (other than one described in clause (iii) below) in which outstanding Company Voting Securities are acquired from the Company, if a majority of the Continuing Directors (as defined in clause (ii) below) approve a resolution providing expressly that the acquisition pursuant to this subclause (F) does not constitute a Change in Control under this clause (F), or (G) any acquisition by a person of 20% of the outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such person to 20% or more of the outstanding Company Voting Securities, provided, however, that if a person shall become the beneficial owner of 20% or more of the outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control;

(ii) individuals who, on March 1, 2005, constitute the Board (“Continuing Directors”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the Continuing Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be a Continuing Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a Continuing Director;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination are Continuing Directors (any Business Combination which satisfies all of the criteria specified in subclauses (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that if Continuing Directors constitute a majority of the Board immediately following the occurrence of a Business Combination, then a majority of Continuing Directors in office prior to the Consummation of the Business Combination may approve a resolution providing expressly that such Business Combination does not constitute a Change in Control under this clause (iii) for any and all purposes of the Plan.

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of the Company or such surviving entity outstanding immediately after such sale or disposition.

(b) Effect of Change in Control. Upon the occurrence of a Change in Control specified in paragraph (a)(i) or (a)(ii) above and immediately prior to the occurrence of a Change in Control specified in paragraph (a)(iii), (a)(iv) or (a)(v) above, Awards shall Fully Vest (as defined in paragraph (c) below). If, within two (2) years after the occurrence of a Change in Control a Termination of Employment occurs with respect to any Grantee for any reason other than Cause, Disability, death or Retirement, Grantee shall be entitled to exercise Awards at any time thereafter until the earlier of (i) the date forty-two (42) months after the date of Termination of Employment and (ii) the expiration date in the applicable Award Agreement.

(c) Fully Vest. The following shall occur if Awards “Fully Vest”: (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units, performance shares, performance units and other stock-based Awards granted under the Plan will become fully vested and matured, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any Performance Goals applicable to Awards will be deemed to be fully satisfied; provided that (A) any Performance Goals whose performance period has not yet lapsed shall be calculated based on the higher of (x) the target value of the Awards as established by the Committee and (y) the value of the Awards calculated under the terms of the Awards based on the average performance through the end of the fiscal quarter immediately prior to the effective date of the Change of Control (continued pro forma through the end of the performance period if necessary for purposes of determining whether the Performance Goal would have been met), and (B) if the Award has a performance period greater than one (1) year, the amount of the Award payable to the Grantee will be pro rated, based on a fraction, the numerator of which is the number of fiscal quarters completed from the beginning of the performance period until the effective date of the Change of Control and the denominator is the total number of fiscal quarters in the performance period.

(d) Section 409A. To the extent it is necessary for the term “change of control” to be defined as provided in Section 409A of the Code in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then the term “change in control”, only insofar as it applies to any such Award, shall be defined as provided in Section 409A of the Code, rather than as provided in Section 3.7 (a), and the terms of Sections 3.7(b) through (c) shall be applied and interpreted with respect to such Section 409A definition in such manner as the Committee in its discretion determines to be equitable and reflect the intention of Sections 3.7(a) through (c).

3.8 No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or any Related Entity or affect any right which the Company or Related Entity may have to terminate such employment or association at any time (with or without cause).

3.9 Nature of Payments

Unless the Committee determines at any time in its discretion, any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Interpretation

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. As used in the Plan, “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are followed by such words or words of like import; except as the context requires, the singular includes the plural and visa versa; and references to any agreement or other document are references to such agreement or document as amended or supplemented from time to time. Any determination, interpretation or similar act to be made by the Committee shall be made in the discretion of the Committee, whether or not the applicable provisions of the Plan specifically refer to the Committee’s discretion.

3.13 Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate on the tenth anniversary of the adoption of the Plan by the Board; provided that the Plan shall continue to govern outstanding Awards until such Awards have been satisfied or terminated. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14 Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflict of laws.

3.15 Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

3.16 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17 Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18 Waiver of Claims

Each Grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

3.19 Relation to Key Employee Plan, You’re the Owner Plan and Directors Plan

Notwithstanding any other provisions to the contrary in the Company’s Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan or Amended and Restated 1996 Non-Employee Directors Stock Option Plan (“Directors Plan”), upon shareholder approval of this Plan and filing and effectiveness of a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, no new awards of shares of Common Stock will be granted under the Company’s Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan or Directors Plan. Notwithstanding anything to the contrary in the Directors Plan or Section 2.13, only one grant of stock options shall be made to Non-Employee Directors in 2005 pursuant to the Directors Plan and/or Section 2.13.

APPENDIX II

RESOLVED, that Articles IX and XVI of the Restated Articles of Incorporation of the Company be amended to read in their entirety as follows:

ARTICLE IX

The number of directors of this corporation shall not be less than three. The number of directors shall be fixed by the Bylaws. The number of directors may be increased or decreased from time to time by amendment to the Bylaws.

~~The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year.~~

Except with respect to any director who may be elected solely by the holders of any classes or series of Preferred Stock, commencing with the 2010 annual meeting of the shareholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting. Directors elected at the 2007 annual meeting of shareholders shall hold office until the 2010 annual meeting of the shareholders; directors elected at the 2008 annual meeting of shareholders shall hold office until the 2011 annual meeting of shareholders; and directors elected at the 2009 annual meeting of shareholders shall hold office until the 2012 annual meeting of shareholders. In all cases, directors shall hold office until their respective successors are elected by the shareholders and have been qualified. Directors who may be elected solely by the holders of any classes or series of Preferred Stock shall serve for such term or terms and pursuant to such other provisions as are specified pursuant to Article VIII.

Any director may be removed at any time, but only by the affirmative vote of the holders of two-thirds of the issued and outstanding shares then entitled to vote at an election of directors.

The names of the directors and their addresses as originally stated in the Articles of Incorporation are as follows:

Roy W. Simmons	Salt Lake City, Utah
Louis H. Callister	Salt Lake City, Utah
William P. Harlin	Salt Lake City, Utah
J. T. Cole	Salt Lake City, Utah
W.H. Dobson	Salt Lake City, Utah

ARTICLE XVI

These Restated Articles of Incorporation may be amended, altered, changed, or repealed in any manner prescribed by statute; provided, however, an affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote shall be required to amend, alter, change or repeal the third paragraph of Articles IX, or any provision of Article X or ~~and~~ XVI or any other provision hereof if the amendment, alteration ~~alternation~~, change or repeal would restrict, limit or alter the power or authority of the Board of Directors or any other officer or agent of the corporation; would vest any powers of the corporation in any other officer or agent other than the Board of Directors, or officers and agents appointed by or under the authority of the Board of Directors; would require the approval of any shareholders in order for the Board of Directors or any officer or agent to take any action; or would change the number of directors, the quorum requirements for any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meetings.

ZIONS BANCORPORATION — ONE SOUTH MAIN STREET, 15th FLOOR — SALT LAKE CITY, UTAH 84133-1109

(801) 524-4787

www.zionsbancorporation.com

ZIONS BANCORPORATION

ONE SOUTH MAIN STREET, 15th FLOOR SALT LAKE CITY, UT 84133-1109

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K

CONTROL # 000000000000

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors For Against Abstain a R. D. Cash b Patricia Frobes c J. David Heaney d Harris H. Simmons

The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain

2. Approval of amendments to the Company’s 2005 stock option and incentive plan.

3. Approval of amendments to the Company’s articles of incorporation to declassify Board.

4. Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Auditor.

5. Approval, on a nonbinding advisory basis, of the compensation paid to the Company’s executive officers named in the proxy statement with respect to the fiscal year ended December 31, 2008.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

JOB #

Signature [PLEASE SIGN WITHIN BOX] Date

The Board of Directors recommends you vote

AGAINST the following proposal(s): For Against Abstain

6. Shareholder Proposal - That the Board Adopt “Say On Pay” Policy.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #

Signature (Joint Owners) Date

000000000 02

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

ZIONS BANCORPORATION

This proxy is solicited by the Board of Directors Annual meeting of Shareholders

The shareholder(s) hereby appoint(s) A. Scott Anderson, Doyle L. Arnold and Gerald J. Dent or any of them, with full power of substitution, the lawful attorneys and proxies of the shareholder(s), to vote all of the shares held by the shareholder(s) in Zions Bancorporation that the shareholder(s) would be entitled to cast if personally present at the Annual Shareholders’ Meeting to be held on June 2, 2009 and at all adjournments or postponements thereof upon the matters listed on the reverse side as described in the Proxy Statement.

UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR APPROVAL OF AMENDMENTS TO THE 2005 STOCK OPTION AND INCENTIVE PLAN; FOR APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION; FOR RATIFICATION OF THE INDEPENDENT AUDITORS; FOR APPROVAL, ON A NONBINDING

ADVISORY BASIS, OF EXECUTIVE COMPENSATION; AND AGAINST THE SHAREHOLDER PROPOSAL; AND OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side